Table of Contents

As filed with the Securities and Exchange Commission on March 26, 2026

Registration No. 333-289676

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EMPERY DIGITAL INC.

(Exact name of registrant as specified in its charter)

Delaware	84-4882689
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3121 Eagles Nest Street, Suite 120
Round Rock, TX 78665
Telephone: (512) 400-4271

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Greg Endo
Chief Financial Officer
3121 Eagles Nest Street, Suite 120
Round Rock, TX 78665
Telephone: (512) 400-4271

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher J. Capuzzi Michael R. Littenberg Ropes & Gray LLP 1211 Avenue of the Americas New York, NY 10036 Telephone: (212) 596-9000	Brett Director Vice President – Legal Empery Digital Inc. 3121 Eagles Nest Street, Suite 120 Round Rock, TX 78665 Telephone: (212) 608-3300

From time to time after the effectiveness of the registration statement.
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-289676) (“Post-Effective Amendment No. 1”) of Empery Digital Inc. (the “Company”) is being filed because the Company expects that it will no longer be a “well-known seasoned issuer” (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) when it files its Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Pursuant to interpretive guidance published by the United States Securities and Exchange Commission’s Division of Corporation Finance, this Post-Effective Amendment No. 1 is being filed to add disclosure to the Registration Statement required for a registrant other than a well-known seasoned issuer and makes certain other amendments. No additional securities are being registered under this Post-Effective Amendment No. 1. All filing fees payable in connection with the registration of the shares covered by this Post-Effective Amendment No. 1 were paid by the Company at the time of the initial filing of the Registration Statement.

PROSPECTUS

EMPERY DIGITAL INC.

44,414,189 shares of Common Stock
Up to 5,728,662 shares of Common Stock Underlying Pre-Funded Warrants

Up to 901,542 shares of Common Stock Underlying Gemini Warrant

Up to 163,929 shares of Common Stock Underlying Placement Agent Warrants

Up to 25,000 shares of Common Stock Underlying Consultant Warrant

This prospectus relates to the resale or other disposition from time to time by the selling stockholders identified in this prospectus, including their transferees, pledgees, donees or successors, of (i) 44,414,189 shares (the “PIPE Shares”) of our common stock par value $0.00001 per share ( “Common Stock”), (ii) up to 5,728,662 shares of Common Stock (the “Pre-Funded Warrant Shares”) issuable upon the exercise of pre-funded warrants, with an exercise price of $0.00001 per share (the “Pre-Funded Warrants”), (iii) a warrant (the “Gemini Warrant”) to purchase up to 901,542 shares of Common Stock (the “Gemini Warrant Shares”) issuable upon the exercise of the Gemini Warrant, with an exercise price per share equal to $10.00 per share, (iv) warrants (the “Placement Agent Warrants”) to purchase up to 163,929 shares of Common Stock (the “Placement Agent Warrant Shares”) issuable upon the exercise of the Placement Agent Warrants, with an exercise price per share equal to $10.00 per share and (v) a warrant (the “Consultant Warrant” and collectively with the Gemini Warrant and the Placement Agent Warrants, the “Warrants”) to purchase up to 25,000 shares of Common Stock (the “Consultant Warrant Shares”) issuable upon the exercise of the Consultant Warrant, with an exercise price per share equal to $10.00 per share.

The Common Stock and Pre-Funded Warrants were issued pursuant to (i) that certain Securities Purchase Agreement, dated as of July 17, 2025 (the “Cash Purchase Agreement”), by and among Empery Digital Inc. (f/k/a Volcon, Inc., the “Company”) and each purchaser party thereto, and (ii) that certain Securities Purchase Agreement, dated as of July 17, 2025 (the “BTC Purchase Agreement”), by and among the Company and each purchaser party thereto, in private placements (the “Private Placements”) that closed on July 21, 2025.

The Gemini Warrant was issued by the Company to Gemini NuStar, LLC (“Gemini”) pursuant to that certain strategic digital assets services agreement between the Company and Gemini (the “Strategic Digital Assets Services Agreement”), dated July 13, 2025. The Placement Agent Warrants were issued by the Company to each of Clear Street LLC (“Clear Street”) and Aegis Capital Corp. (“Aegis” and, together with Clear Street, the “Placement Agents” and each a “Placement Agent”) as placement agents in connection with the Private Placements pursuant to the engagement letters between the Company and each Placement Agent. The Consultant Warrant was issued by the Company to a consultant engaged by the Company in connection with the Strategic Digital Assets Services Agreement.

We refer to the PIPE Shares, Pre-Funded Warrant Shares, Gemini Warrant Shares, the Placement Agent Warrant Shares and the Consultant Warrant Shares collectively as the “Securities” in this prospectus.

The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution.” We do not know when or in what amount the selling stockholders may dispose of or offer for sale the shares covered by this prospectus.

We are not offering any shares of Common Stock under this prospectus. We will not receive any of the proceeds from the sale of Common Stock by the selling stockholders, except with respect to the amounts received by us upon exercise of the Pre-Funded Warrants or the Warrants, as applicable, to the extent such Pre-Funded Warrants or Warrants, as applicable, are exercised for cash. All expenses of registration incurred in connection with this offering are being borne by us. The selling stockholders will bear all discounts and commissions, if any, and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred in their sale of shares of Common Stock.

Our Common Stock is listed on the Nasdaq Global Select Market under the symbol “EMPD.” On March 25, 2026, the last reported sale price of our Common Stock was $4.35 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our Common Stock is highly speculative and involves a high degree of risk. You should purchase the Common Stock only if you can afford a complete loss of your investment. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 4 of this prospectus, and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus, before making a decision to purchase our Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 26, 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Under this automatic registration statement, the selling stockholders may sell from time to time in one or more offerings the Securities described in this prospectus.

You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus.

This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. Neither we nor the selling stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have filed with the SEC that is incorporated by reference, is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Unless otherwise stated or the context requires otherwise, references in this prospectus to “Empery,” the “company” or the “Company,” “we,” “us,” or “our” refer to Empery Digital Inc. and our subsidiaries on a consolidated basis, as appropriate, unless the context otherwise requires. On July 28, 2025, the Company amended its certificate of incorporation to effect a change of the Company’s name from “Volcon, Inc.” to “Empery Digital Inc.”, effective as of 11:59 P.M., Eastern Time on July 30, 2025.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information included or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our Common Stock. You should carefully review this entire prospectus, the information incorporated by reference herein and the registration statement of which this prospectus is a part in their entirety before investing in our Common Stock, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and notes thereto that are incorporated by reference in this prospectus.

Our Company

Overview

Empery Digital Inc. (“Empery Digital” or the “Company”) was formed on February 21, 2020, as a Delaware corporation, under the name Frog ePowersports, Inc. The Company was renamed Volcon, Inc. on October 1, 2020. The Company was renamed Empery Digital Inc. on July 30, 2025, in connection with which the Company changed its Nasdaq ticker symbol from VLCN to EMPD.

Digital Asset Treasury Strategy

On July 17, 2025, the Company announced its entry into securities purchase agreements with certain institutional and accredited investors in private placements for the purchase and sale of 44,414,189 shares of common stock of the Company, par value $0.00001 per share and pre-funded warrants to purchase up to an aggregate of 5,728,662 shares of common stock with an exercise price of $0.00001, at a price of $10.00 per share, for aggregate gross proceeds of approximately $501.0 million which includes payment in Bitcoin (“BTC” or “Bitcoin”) of $28.0 million, before deducting placement agent fees and other offering expenses (the “Private Placements”). The Private Placements closed on July 21, 2025. The Company has used the net proceeds of $452.0 million from the Private Placements (excluding the $28.0 million of BTC received) to purchase or otherwise acquire BTC and for the establishment of the Company’s cryptocurrency treasury operations. In connection with the announcement of the Private Placements, the Company announced the launch of its digital asset treasury strategy, pursuant to which the Company plans to pursue a number of strategic initiatives to acquire additional BTC and potentially other digital assets.

The key component of the digital asset strategy is to optimize the Company’s capital structure to increase BTC per share to drive stockholder value. This includes issuing equity when market conditions allow us to raise capital at a premium to net asset value (“NAV”), defined as the value of BTC holdings plus cash, minus debt divided by adjusted outstanding shares which includes common stock outstanding plus all pre-funded warrants outstanding. On October 18, 2024, the Company entered into an At-The-Market Issuance Sales Agreement with Aegis, as placement agent, as amended by Amendment No. 1 to the At-The-Market Issuance Sales Agreement on July 14, 2025 (the “ATM Sales Agreement”), pursuant to which the Company established an At The Market (“ATM”) program pursuant to which the Company can sell up to $1.1 billion of common stock.

In addition, our strategy includes repurchasing our common stock when our common stock is trading below NAV per share. The Company also has a share repurchase program that allows it to repurchase up to $150.0 million of common stock as of September 30, 2025, which was expanded to $200.0 million on February 2, 2026 and through March 25, 2026 has bought 23,114,391 shares of common stock for $135.6 million, including commissions, at an average price of $5.87. Share repurchases have been funded with proceeds from two borrowing arrangements, that allow for borrowings of up to $150.0 million, of which $95 million is outstanding as of March 25, 2026, and sales of BTC. Some of our BTC is held by these lenders as collateral for outstanding borrowings which we may repay with future equity offerings or by selling BTC.

Additionally, a significant component of the digital asset treasury strategy is to reduce costs across the Company so that cash generated from operations can be used to pay operating expenses and any excess cash generated can be used to purchase more BTC or repurchase shares of our common stock. We also generated, and may continue to generate, income through buying and selling derivatives on BTC, including the use of short-term put and call contracts.

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The Company also recognizes the risk that digital assets pose with respect to digital wallets being compromised and the Company uses institutional-grade custodians to hold its BTC in wallets, some of which are isolated from the internet, referred to as cold storage, to minimize this risk. We view our BTC as long-term holdings, although there are no restrictions on selling BTC that is not held as collateral by our lenders.

The BTC market has been characterized by significant volatility in price, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks that are, or may be, inherent in its entirely electronic, virtual form and decentralized network.

Electric Vehicles

The Company began its operations as an all-electric, off-road powersports vehicle business. Beginning in 2021, we began efforts to sell off-road powersports vehicles beginning with an electric two-wheeled motorcycle that we discontinued in March 2025. In 2022 we introduced an E-Bike, the Brat, and continue to sell this product. In late 2024 we began selling the HF1 UTV, the MN1 Adventurer and MN1 Tradesman UTV, along with a line of upgrades and accessories. As discussed below, in October 2025, we sold the HF1 and MN1 product lines.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as the term is used in The Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and therefore, we may take advantage of certain exemptions from various public company reporting requirements, including:

•	a requirement to only have two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis;

•	exemption from the auditor attestation requirement on the effectiveness of our internal controls over financial reporting;

•	reduced disclosure obligations regarding executive compensation; and

•	exemptions from the requirements of holding a non-binding advisory stockholder vote on executive compensation and any golden parachute payments.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenues, have more than $700.0 million in market value of our capital stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some, but not all, of the available benefits of the JOBS Act. We have taken advantage of some of the reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. In addition, the JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Subsequent to December 31, 2026, we will no longer qualify as an emerging growth company and will no longer be able to take advantage of these provisions.

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COMPANY INFORMATION

We are a Delaware corporation and were incorporated in February 2020. The Company completed its initial public offering in October 2021. Our principal executive offices are located at 3121 Eagles Nest Street, Suite 120, Round Rock, TX 78665. Our website address is EmperyDigital.com. Our phone number is (512) 400-4271. We make our periodic reports and other information filed with, or furnished to, the SEC available free of charge through our website. The information on or accessible through our website is not part of and is not incorporated by reference into this prospectus.

RISK FACTORS

Before making an investment decision, you should consider the “Risk Factors” included under (i) Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 31, 2025, as amended by Form 10-K/A filed with the SEC on April 29, 2025, as amended further by Form 10-K/A filed with the SEC on April 30, 2025; (ii) the Risk Factors under Item 1A in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, as filed with the SEC on May 9, 2025; (iii) the Risk Factors under Item 1A in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, as filed with the SEC on August 12, 2025; and (iv) the Risk Factors under Item 1A in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, as filed with the SEC on November 10, 2025, all of which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. The market or trading price of our Common Stock could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations. The accompanying prospectus supplement may contain a discussion of additional risks applicable to an investment in us and the Common Stock we are offering under that prospectus supplement.

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DESCRIPTION OF PRIVATE PLACEMENTS

On July 17, 2025, the Company entered into each of the Cash Purchase Agreement and the BTC Purchase Agreement (together, the “Purchase Agreements”) with certain of the selling stockholders (such selling stockholders, the “PIPE Purchasers”) named in this prospectus, pursuant to which the Company agreed to sell to certain selling stockholders, in the Private Placements, (i) 44,414,189 shares of Common Stock, at an offering price of $10.00 per share and, (ii) in lieu of Common Stock to certain selling stockholders Pre-Funded Warrants to purchase up to 5,728,662 shares of Common Stock, at an offering price of $9.9999 per Pre-Funded Warrant. The selling stockholders party to the Cash Purchase Agreement tendered U.S. dollars to the Company as consideration for the Common Stock and Pre-Funded Warrants issued thereunder. The selling stockholders party to the BTC Purchase Agreement tendered Bitcoin in an amount equal to the cash offering price determined according to the spot exchange rate for Bitcoin on the trading day immediately preceding the execution of the BTC Purchase Agreement.

The Company and the PIPE Purchasers entered into a Registration Rights Agreement, dated July 17, 2025 (the “Registration Rights Agreement”), providing for the registration for resale of the shares of our Common Stock and the Pre-Funded Warrant Shares underlying the Pre-Funded Warrants, as sold in connection with the Private Placements. The Company agreed to file the registration statement of which this prospectus is a part, registering such shares with the SEC no later than August 16, 2025. The Company has agreed to use reasonable best efforts to cause the Registration Statement to become effective as promptly as possible and to keep the Registration Statement continuously effective from the date on which the Registration Statement becomes effective until (i) the date on which the PIPE Purchasers shall have resold all the Registrable Securities (as such term is defined in the Registration Rights Agreement) covered thereby, or (ii) the date on which the Registrable Securities may be resold by the Purchasers without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144 as promulgated by the SEC under the Securities Act (“Rule 144”), without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 or any other rule of similar effect.

In connection with the Private Placements, the Company also issued:

1.	The Gemini Warrant to Gemini pursuant to the Strategic Digital Assets Services Agreement. The Gemini Warrant is exercisable for up to 901,542 Gemini Warrant Shares, with an exercise price per share equal to $10.00 per share. Upon issuance, the Gemini Warrant was unvested and non-exercisable and vests and becomes exercisable in 20% installments based upon the achievement of certain milestones tied to the volume weighted average price (“VWAP”) of the Company’s Common Stock, fully vesting if the VWAP reaches $30.00.

2.	The Placement Agent Warrants to the Placement Agents pursuant to the engagement letters between the Company and each Placement Agent for their role as placement agents in the Private Placements. The Placement Agent Warrants are exercisable for up to an aggregate of 163,929 Placement Agent Warrant Shares, with an exercise price per share equal to $10.00 per share. Upon issuance, the Placement Agent Warrants were unvested and non-exercisable and vest and become exercisable in 20% installments based upon the achievement of certain milestones tied to the VWAP of the Company’s Common Stock, fully vesting if the VWAP reaches $30.00.

3.	The Consultant Warrant to a consultant engaged by the Company in connection with the Strategic Digital Assets Services Agreement. The Consultant Warrant are exercisable for up to an aggregate of 25,000 Consultant Warrant Shares, with an exercise price per share equal to $10.00 per share.

In connection with the Private Placements, on July 21, 2025, each director and officer of the Company entered into lock-up agreements (the “Lock-Up Agreements”) with the Company pursuant to which such directors and officers agreed not to offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or Pre-Funded Warrants issued to them in the Private Placements for a period of 90 days after the date of this prospectus, subject to certain customary exceptions and the terms and conditions of such Lock-Up Agreements.

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DESCRIPTION OF SECURITIES

The descriptions of the Securities contained in this prospectus, together with any applicable prospectus supplements, summarize the material terms and provisions of the securities being offered pursuant to this prospectus. This summary is not complete, and is qualified by reference to our amended and restated certificate of incorporation (as amended), our third amended and restated bylaws (the “Bylaws”), the certificate of designations designating Series A Preferred Stock (the “Certificate of Designations”), and the Rights Agreement (as defined herein), each of which are incorporated by reference herein. We encourage you to read our amended and restated certificate of incorporation (together with all amendments thereto, our “Certificate of Incorporation”), our Bylaws, the Rights Agreement and the applicable provisions of the Delaware General Corporations Law for additional information.

General

As of March 25, 2026, the Company had two classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, our common stock, par value $0.00001 per share, and rights to purchase shares of Series A Preferred Stock, par value $0.00001 per share.

As of March 25, 2026, there were 30,247,668 shares of common stock issued and outstanding.

As of March 25, 2026, there were 30,247,668 Rights issued and outstanding.

Authorized Capital Stock

Our Certificate of Incorporation authorizes us to issue 255,000,000 shares of capital stock consisting of 250,000,000 shares of Common Stock, par value $0.00001 per share, and 5,000,000 shares of preferred stock, par value $0.00001 per share.

Common Stock

Shares of our Common Stock have the following rights, preferences and privileges:

Voting

Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by the affirmative vote by the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting.

Dividends

Holders of our Common Stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment, subject to the rights of holders, if any, of any class of stock having preference over the Common Stock. Any decision to pay dividends on our Common Stock will be at the discretion of our board of directors. Our board of directors may or may not determine to declare dividends in the future. The board’s determination to issue dividends will depend upon our profitability and financial condition, any contractual restrictions, restrictions imposed by applicable law and the SEC, and other factors that our board of directors deems relevant.

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Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of our Common Stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full, or provided for payment of, all of our debts and after the holders of all outstanding series of any class of stock have preference over the Common Stock, if any, have received their liquidation preferences in full.

Other

Our issued and outstanding shares of Common Stock are fully paid and non-assessable. Holders of shares of our Common Stock are not entitled to preemptive rights. Shares of our Common Stock are not convertible into shares of any other class of capital stock, nor are they subject to any redemption or sinking fund provisions.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock. Our Certificate of Incorporation authorizes our board of directors to issue these shares in one or more series, to determine the designations and the powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our board of directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock which could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

On February 3, 2026, our board of directors designated 100,000 shares of preferred stock as Series A Preferred Stock, par value $0.00001 per share. The Series A Preferred Stock has certain rights and preferences, as set forth in the certificate of designation, that are greater than, and may materially limit or qualify, the rights of our common stock.

The Series A Preferred Stock is reserved for issuance in connection with the Rights (as defined below) pursuant to the Rights Agreement. Upon issuance, each holder of the Series A Preferred Stock will be entitled to 1,000 votes, subject to adjustment as described in the certificate of designation, for each share of Series A Preferred Stock held on all matters submitted to a vote of stockholders. The Series A Preferred Stock ranks junior to any other series of our preferred stock. Subject to any preference rights of holders of any superior stock that we may issue in the future, and upon issuance of any Series A Preferred Stock, holders of our Series A Preferred Stock will be entitled to receive quarterly dividends, if any are declared by our board of directors out of legally available funds, in an amount per share (rounded to the nearest cent), subject to adjustment as described in the certificate of designation, equal to 1,000 multiplied by the aggregate per share amount of all cash dividends, and 1,000 multiplied by the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of common stock or a subdivision of the outstanding shares of common stock (by reclassification or otherwise) declared on the common stock since the immediately preceding quarterly dividend payment date or, with respect to the first quarterly dividend payment date, since the first issuance of any share or fraction of a share of Series A Preferred Stock.

In the event of our liquidation, dissolution or winding up, the holders of our outstanding Series A Preferred Stock are entitled to receive an amount per share equal to 1,000 multiplied by the aggregate amount to be distributed in respect of the common stock upon such liquidation, dissolution or winding up.

Description of Rights to Purchase Series A Preferred Stock

On February 3, 2026, our board of directors declared a dividend of one preferred stock purchase right (a “Right”) for each share of common stock outstanding as of February 13, 2026, pursuant to a Rights Agreement with Computershare Trust Company, N.A., as Rights Agent (the “Rights Agreement”). The following is a summary description of the Rights as of March 25, 2026 and is qualified in its entirety by the detailed terms and conditions of the Rights Agreement and the certificate of designations.

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Each Right entitles the holder to purchase one one-thousandth of a share of Series A Preferred Stock at a purchase price of $15.00, subject to adjustment. The Rights are initially attached to all common stock and will separate and become exercisable upon a person or group acquiring beneficial ownership of 12.5% or more of the outstanding common stock (an “Acquiring Person”), subject to certain exceptions for the Company, its employee benefit plans, grandfathered stockholders, and passive institutional investors filing on Schedule 13G. The Rights will expire on February 2, 2027, and may be redeemed by our board of directors at $0.00001 per Right prior to any person becoming an Acquiring Person.

Distribution Date; Exercisability; Expiration

Initially, the Rights will be attached to all certificates of common stock, and no separate certificates evidencing the Rights (“Right Certificates”) will be issued. Until the Distribution Date (as defined below), the Rights will be transferred with and only with the common stock. As long as the Rights are attached to the common stock, the Company will issue one Right with each new common stock so that all such common stock will have Rights attached.

The Rights will separate and begin trading separately from the common stock, and Right Certificates will be caused to evidence the Rights, on the earlier to occur of (i) the Close of Business (as such term is defined in the Rights Agreement) on the 10th day following a public announcement, or the public disclosure of facts indicating (or our board of directors becoming aware), that a Person (as such term is defined in the Rights Agreement) or group of affiliated or associated Persons has acquired Beneficial Ownership (as defined below) of 12.5% or more of the outstanding common stock (an “Acquiring Person”) (or, in the event our board of directors determines to effect an exchange in accordance with Section 24 of the Rights Agreement and our board of directors determines that a later date is advisable, then such later date) or (ii) the Close of Business on the 10th Business Day (as such term is defined in the Rights Agreement) (or such later date as may be determined by action of our board of directors prior to such time as any Person becomes an Acquiring Person) following the commencement of a tender offer or exchange offer the consummation of which would result in the Beneficial Ownership by a Person or group of 12.5% or more of the outstanding common stock (the earlier of such dates, the “Distribution Date”). As soon as practicable after the Distribution Date, unless the Rights are recorded in book-entry or other uncertificated form, the Company will prepare and cause the Right Certificates to be sent to each record holder of common stock as of the Distribution Date.

An “Acquiring Person” will not include (i) the Company, (ii) any Subsidiary (as such term is defined in the Rights Agreement) of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, (iv) any entity holding common stock for or pursuant to the terms of any such employee benefit plan or (v) any Person who or which, together with all Affiliates and Associates (as such terms are defined in the Rights Agreement) of such Person, at the time of the first public announcement of the Rights Agreement, is a Beneficial Owner (as such term is defined in the Rights Agreement) of 12.5% or more of the common stock then outstanding (a “Grandfathered Stockholder”). However, if a Grandfathered Stockholder becomes, after such time, the Beneficial Owner of any additional common stock (regardless of whether, thereafter or as a result thereof, there is an increase, decrease or no change in the percentage of common stock then outstanding Beneficially Owned (as such term is defined in the Rights Agreement) by such Grandfathered Stockholder) then such Grandfathered Stockholder shall be deemed to be an Acquiring Person unless, upon such acquisition of Beneficial Ownership of additional common stock, such person is not the Beneficial Owner of 12.5% or more of the common stock then outstanding. In addition, upon the first decrease of a Grandfathered Stockholder’s Beneficial Ownership below 12.5% of the common stock then outstanding, such Grandfathered Stockholder will no longer be deemed to be a Grandfathered Stockholder. In the event that after the time of the first public announcement of the Rights Agreement, any agreement, arrangement or understanding pursuant to which any Grandfathered Stockholder is deemed to be the Beneficial Owner of common stock expires, is settled in whole or in part, terminates or no longer confers any benefit to or imposes any obligation on the Grandfathered Stockholder, any direct or indirect replacement, extension or substitution of such agreement, arrangement or understanding with respect to the same or different common stock that confers Beneficial Ownership of common stock shall be considered the acquisition of Beneficial Ownership of additional common stock by the Grandfathered Stockholder and render such Grandfathered Stockholder an Acquiring Person for purposes of the Rights Agreement unless, upon such acquisition of Beneficial Ownership of additional common stock, such person is not the Beneficial Owner of 12.5% or more of the common stock then outstanding.

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An “Acquiring Person” shall not include any Person which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of common stock representing less than 20% of the common stock then outstanding, and which is entitled to file, and files, a statement on Schedule 13G pursuant to Rule 13d-1(b) or 13d-1(c) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the common stock Beneficially Owned by such Person (a “13G Investor”); provided, that a Person shall not qualify as a 13G Investor if it has filed a statement on Schedule 13D (“Schedule 13D”) in the past five years with respect to common stock Beneficially Owned by such Person pursuant to Rule 13d-1(a), 13d-1(e), 13d-1(f) or 13d-1(g) of the General Rules and Regulations under the Exchange Act; provided, further, that a Person who was a 13G Investor shall no longer be a 13G Investor if it either (i) files a statement on Schedule 13D or (ii) becomes no longer entitled to file a statement on Schedule 13G (the earlier to occur of (i) and (ii), the “13D Event”), and such Person shall be an Acquiring Person if it is the Beneficial Owner (together with all Affiliates and Associates) of 12.5% or more of the common stock then outstanding at any point from and after the time of the 13D Event; provided, however, such Person shall not be an Acquiring Person if (i) on the first Business Day after the 13D Event such Person notifies the Company of its intent to reduce its Beneficial Ownership to below 12.5% as promptly as practicable and (ii) such Person reduces its Beneficial Ownership (together with all Affiliates and Associates of such Person) to below 12.5% of the common stock as promptly as practicable (but in any event not later than 10 days from such time); provided, further, that such Person shall become an “Acquiring Person” if, after reducing its Beneficial Ownership to below 12.5%, it subsequently becomes the Beneficial Owner of 12.5% or more of the common stock then outstanding or if, prior to reducing its Beneficial Ownership to below 12.5%, it increases (or makes any offer or takes any other action that would increase) its Beneficial Ownership of the then-outstanding common stock above the lowest Beneficial Ownership of such Person at any time during such 10-day period.

“Beneficial Ownership” is defined in the Rights Agreement to include any securities (i) which a Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 or 13d-5 of the General Rules and Regulations under the Exchange Act or has the right or ability to vote, or the right to acquire, pursuant to any agreement, arrangement or understanding (except under limited circumstances), (ii) which are directly or indirectly Beneficially Owned by any other Person with which a Person has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of such securities, or obtaining, changing or influencing control of the Company, or (iii) which are the subject of, or the reference securities for, or that underlie, certain Derivative Positions (as such term is defined in the Rights Agreement) of any Person or any of such Person’s Affiliates or Associates.

The Rights are not exercisable until the Distribution Date. The Rights will expire on the Close of Business on February 2, 2027 (the “Final Expiration Date”).

Exempt Persons and Transactions

The board of directors may, in its sole and absolute discretion, determine that a Person is exempt from the Rights Agreement (an “Exempt Person”), so long as such determination is made prior to such time as such Person becomes an Acquiring Person. Any Person will cease to be an Exempt Person if our board of directors makes a contrary determination with respect to such Person regardless of the reason therefor. In addition, our board of directors may, in its sole and absolute discretion, exempt any transaction from triggering the Rights Agreement so long as the determination in respect of such exemption is made prior to such time as any Person becomes an Acquiring Person.

Qualifying Offer Exemption

The Rights Agreement includes a “qualifying offer” provision, whereby the Rights will automatically expire concurrently with (but no earlier than 90 Business Days after the commencement of a Qualifying Offer (as defined in the Rights Agreement)) the acceptance, for purchase or exchange, of more than two-thirds of the common stock then outstanding on a fully diluted basis (excluding from the calculation of the number of common stock purchased or exchanged any common stock Beneficially Owned by the offeror or its Affiliates and Associates) pursuant to a tender or exchange offer for all of the common stock then outstanding for the same consideration, provided that the offeror irrevocably commits to purchase all remaining untendered common stock for the same per share consideration actually paid pursuant to the offer.

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Flip-in Event

If a Person or group becomes an Acquiring Person at any time after the date of the Rights Agreement (with certain limited exceptions), the Rights will become exercisable for common stock having a value equal to two times the exercise price of the Right. From and after the announcement that any Person has become an Acquiring Person, if the Rights evidenced by a Right Certificate are or were acquired or Beneficially Owned by an Acquiring Person or any Associate or Affiliate of an Acquiring Person, such Rights shall become void, and any holder of such Rights shall thereafter have no right to exercise such Rights. If our board of directors so elects, the Company may deliver upon payment of the exercise price of a Right, an amount of cash, securities, or other property equivalent in value to the common stock issuable upon exercise of a Right.

Exchange

At any time after any Person becomes an Acquiring Person, our board of directors may exchange the Rights (other than Rights owned by any Person which have become void), in whole or in part, at an exchange ratio of one common stock per Right (subject to adjustment). The Company may issue, transfer or deposit such common stock (or other property as permitted under the Rights Agreement) to or into a trust or other entity created upon such terms as our board of directors may determine and may direct that all holders of Rights receive such common stock or other property only from the trust. In the event our board of directors determines, before the Distribution Date, to effect an exchange, our board of directors may delay the occurrence of the Distribution Date to such time as it deems advisable.

Flip-over Event

If, at any time after a Person becomes an Acquiring Person, (i) the Company consolidates with, or merges with, any other Person (or any Person consolidates with, or merges with, the Company) and, in connection with such consolidation or merger, all or part of the common stock are or will be changed into or exchanged for stock or other securities of any other Person or cash or any other property; or (ii) 50% or more of the Company’s consolidated assets or Earning Power (as defined in the Rights Agreement) are sold, then proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

Redemption

At any time prior to the time any Person becomes an Acquiring Person, our board of directors may redeem the Rights in whole, but not in part, at a price of $0.00001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendment

The terms of the Rights may be amended by our board of directors without the consent of the holders of the Rights, except that from and after such time as any Person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person and its Affiliates and Associates).

Preferred Stock Rights

Each one-thousandth of a Preferred Stock will entitle the holder thereof to the same dividends and liquidation rights as if the holder held one common stock and will be treated the same as a common stock in the event of a merger, consolidation or other share exchange.

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Rights of Holders

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Certificate of Incorporation and Bylaw Provisions

Our Certificate of Incorporation and Bylaws include a number of anti-takeover provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

Advance Notice Requirements. Our Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of stockholders. These procedures provide that notice of stockholder proposals must be timely and given in writing to our Corporate Secretary. Generally, to be timely, notice must be received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days prior to the one-year anniversary of the preceding year’s annual meeting. The notice must contain the information required by the Bylaws, including information regarding the proposal and the proponent.

Special Meetings of Stockholders. Our Certificate of Incorporation provides that, subject to the special rights of the holders of one or more series of preferred stock, special meetings of the stockholders may be called, for any purpose or purposes, at any time only by or at the direction of the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer or President, and shall not be called by any other person or persons.

No Written Consent of Stockholders. Our Certificate of Incorporation provides that any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders. Notwithstanding the foregoing, any action required or permitted to be taken by the holders of any series of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designations relating to such series of preferred stock, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant series of preferred stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to us in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

Board of Directors. Our Bylaws provide that each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the expiration of the term of the class, if any, for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal. Our board of directors is not classified, and all directors are elected annually at the annual meeting of stockholders.

Amendment of Bylaws. Our board of directors is expressly empowered to adopt, amend or repeal our Bylaws. Our stockholders may also adopt, amend or repeal any provisions of our Bylaws by obtaining, in addition to any other vote required by our Certificate of Incorporation or applicable law, the affirmative vote of the holders of at least a majority of the voting power of all the then-outstanding shares of voting stock of the company with the power to vote generally in an election of directors, voting together as a single class.

Preferred Stock. Our Certificate of Incorporation authorizes our board of directors to create and issue rights entitling our stockholders to purchase shares of our stock or other securities. The ability of our board to establish the rights and issue substantial amounts of preferred stock without the need for stockholder approval may delay or deter a change in control of us. See the section titled “Preferred Stock” above.

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Delaware Takeover Statute

We are subject to Section 203 of the DGCL (“Section 203”) which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to this plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines generally “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Limitations on Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation and Bylaws limit the liability of our officers and directors and provide that we will indemnify our officers and directors, in each case, to the fullest extent permitted by the DGCL.

Listing

Our Common Stock is listed on The NASDAQ Global Select Market under the symbol “EMPD”.

Transfer Agent

The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A. The transfer agent’s address is 150 Royall Street, Canton, Massachusetts 02021.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Exercisability. Holders may exercise the Pre-Funded Warrants at any time or from time to time until exercised in full. As further described under “Selling Stockholders,” notwithstanding the foregoing, certain holders will be prohibited from exercising the Pre-Funded Warrants into shares of our Common Stock if, as a result of such exercise, the holder, together with its affiliates, would own more than a specific percentage (initially, 4.99%) of the total number of shares of our Common Stock then issued and outstanding; provided, however that the holder may from time to time increase or decrease such maximum percentage to any other percentage not in excess of 9.99% by giving 61 days’ notice to the Company (the “Pre-Funded Warrant Beneficial Ownership Limitation”). The Pre-Funded Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

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Exercise Price. The exercise price upon exercise of each Pre-Funded Warrant is $0.00001 per share of Common Stock, with an aggregate exercise price of $10.00 per share of Common Stock, of which $9.99999 per share of Common Stock was paid by the holders at the closing. The exercise price of the Pre-Funded Warrants is subject to appropriate adjustment in the event of stock dividends, divisions, stock splits, stock combinations, reclassifications or combinations affecting our Common Stock.

Payment of Exercise Price. The Pre-Funded Warrant holders have the option to provide payment of the exercise price of the shares being acquired upon exercise of the Pre-Funded Warrants (i) by payment acceptable to us or (ii) by cashless exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holders of Pre-Funded Warrants may elect instead to receive upon such exercise the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrant.

Transferability. Subject to applicable laws and the restriction on transfer set forth in the Pre-Funded Warrants, the Pre-Funded Warrants may be transferred.

Fundamental Transactions. Upon the consummation of a fundamental transaction (as described in the Pre-Funded Warrants, and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person in which we are not the surviving entity, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power of our outstanding Common Stock), a holder of the Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the same kind and amount of securities, cash or other property that such holder would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction, subject to certain limitations on exercise contained in the Pre-Funded Warrants.

Exchange Listing. There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder. Except for the right to participate in certain dividends and distributions and as otherwise provided in the Pre-Funded Warrants or by virtue of a holder’s ownership of our Common Stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Pre-Funded Warrants.

Waivers and Amendments. No term of the Pre-Funded Warrants may be amended or waived without the written consent of the holder of such Pre-Funded Warrants.

Gemini Warrant

The following summary of certain terms and provisions of the Gemini Warrant is not complete and is subject to, and qualified in its entirety by, the provisions of the Gemini Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Gemini Warrant for a complete description of the terms and conditions of the Gemini Warrant.

Vesting and Exercisability. Upon issuance, the Gemini Warrant was unvested and non-exercisable and vests and becomes exercisable in 20% installments based upon the achievement of certain milestones tied to the VWAP of the Company’s Common Stock, fully vesting if the VWAP reaches $30.00 (the “Applicable Vesting Schedule”). Holders may exercise any vested portion of the Gemini Warrant at any time or from time to time on or prior to 5:00 p.m. New York time on July 21, 2035 (the “Warrant Termination Date”) (or, if earlier, until exercised in full). As further described under “Selling Stockholders,” notwithstanding the foregoing, the holder of the Gemini Warrant will be prohibited from exercising the Gemini Warrant into shares of our Common Stock if, as a result of such exercise, the holder, together with its affiliates, would own more than a specific percentage (initially, 9.99%) of the total number of shares of our Common Stock then issued and outstanding; provided, however that a holder may from time to time increase or decrease such maximum percentage to any other percentage not in excess of 9.99% by giving 61 days’ notice to the Company (the “Warrant Beneficial Ownership Limitation”). The Gemini Warrant is exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

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Duration and Exercise Price. The Gemini Warrant is exercisable for up to 901,542 shares of Common Stock at an exercise price of $10.00 per share of Common Stock. The Gemini Warrant is exercisable at any point on or prior to 5:00 p.m. New York time on the Warrant Termination Date. The exercise price of the Gemini Warrant is subject to appropriate adjustment in the event of stock dividends, divisions, stock splits, stock combinations, reclassifications or combinations affecting our Common Stock.

Payment of Exercise Price. The Gemini Warrant holder has the option to provide payment of the exercise price of the shares being acquired upon exercise of the Gemini Warrant (i) by payment acceptable to us or (ii) by cashless exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder of Gemini Warrant may elect instead to receive upon such exercise the net number of shares of Common Stock determined according to a formula set forth in the Gemini Warrant.

Transferability. Subject to applicable laws and the restriction on transfer set forth in the Gemini Warrant, the Gemini Warrant may be transferred.

Fundamental Transactions. Upon the consummation of a fundamental transaction (as described in the Gemini Warrant, and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person in which we are not the surviving entity, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power of our outstanding Common Stock), a holder of the Gemini Warrant will be entitled to receive, upon exercise of the Gemini Warrant, the same kind and amount of securities, cash or other property that such holder would have received had they exercised the Gemini Warrant immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the Gemini Warrant. In the event of a fundamental transaction, the Company or its successor entity shall, at the holder’s or the successor entity’s option, purchase the Gemini Warrant by paying to the holders an amount of cash (subject to certain exceptions) equal to the Black-Scholes Value (as defined in the Gemini Warrant) of the remaining unexercised portion of the Gemini Warrant on the date of consummation of the Fundamental Transaction, provided, however, that, if the fundamental transaction is not within the Company’s control, the holder shall only be entitled to receive from the Company or any successor entity the same type of consideration which the holder would have been entitled to receive upon the happening of the applicable fundamental transaction had the Gemini Warrant been completely exercised immediately prior to the applicable Fundamental Transaction, at the Black-Scholes Value of the unexercised portion of the Gemini Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction.

Exchange Listing. There is no trading market available for the Gemini Warrant on any securities exchange or nationally recognized trading system. We do not intend to list the Gemini Warrant on any securities exchange or nationally recognized trading system.

Rights as a Stockholder. Except as otherwise provided in the Gemini Warrant or by virtue of a holder’s ownership of our Common Stock, the holder of the Gemini Warrant does not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Gemini Warrant.

Waivers and Amendments. No term of the Gemini Warrant may be amended or waived without the written consent of the holder of such Gemini Warrant.

Placement Agent Warrants

The following summary of certain terms and provisions of the Placement Agent Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the Placement Agent Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Placement Agent Warrant for a complete description of the terms and conditions of the Placement Agent Warrants.

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Vesting and Exercisability. Upon issuance, the Placement Agent Warrants were unvested and non-exercisable and vest and become exercisable in 20% installments based upon the Applicable Vesting Schedule. Holders may exercise any vested portion of the Placement Agent Warrants at any time or from time to time on or prior to 5:00 p.m. New York time on July 21, 2030 (the “Placement Agent Warrant Termination Date”) (or, if earlier, until exercised in full). As further described under “Selling Stockholders,” notwithstanding the foregoing, a holder of the Placement Agent Warrant will be prohibited from exercising the Placement Agent Warrants into shares of our Common Stock by the Warrant Beneficial Ownership Limitation. The Placement Agent Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Duration and Exercise Price. The Placement Agent Warrants are exercisable for an aggregate of up to 163,929 shares of Common Stock at an exercise price of $10.00 per share of Common Stock. The Placement Agent Warrants are exercisable at any point on or prior to 5:00 p.m. New York time on the Placement Agent Warrant Termination Date. The exercise price of the Placement Agent Warrants is subject to appropriate adjustment in the event of stock dividends, divisions, stock splits, stock combinations, reclassifications or combinations affecting our Common Stock.

Payment of Exercise Price. The Placement Agent Warrant holders have the option to provide payment of the exercise price of the shares being acquired upon exercise of the Placement Agent Warrants (i) by payment acceptable to us or (ii) by cashless exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holders of Placement Agent Warrants may elect instead to receive upon such exercise the net number of shares of Common Stock determined according to a formula set forth in the Placement Agent Warrant.

Transferability. Subject to applicable laws and the restriction on transfer set forth in the Placement Agent Warrants, the Placement Agent Warrants may be transferred.

Fundamental Transactions. Upon the consummation of a fundamental transaction (as described in the Placement Agent Warrants, and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person in which we are not the surviving entity, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power of our outstanding Common Stock), a holder of the Placement Agent Warrants will be entitled to receive, upon exercise of the Placement Agent Warrants, the same kind and amount of securities, cash or other property that such holder would have received had they exercised the Placement Agent Warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the Placement Agent Warrants. In the event of a fundamental transaction, the Company or its successor entity shall, at the holder’s or the successor entity’s option, purchase the Placement Agent Warrants by paying to the holders an amount of cash (subject to certain exceptions) equal to the Black-Scholes Value (as defined in the Placement Agent Warrant) of the remaining unexercised portion of the Placement Agent Warrants on the date of consummation of the Fundamental Transaction, provided, however, that, if the fundamental transaction is not within the Company’s control, the holder shall only be entitled to receive from the Company or any successor entity the same type of consideration which the holder would have been entitled to receive upon the happening of the applicable fundamental transaction had the Placement Agent Warrants been completely exercised immediately prior to the applicable Fundamental Transaction, at the Black-Scholes Value of the unexercised portion of the Placement Agent Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction.

Exchange Listing. There is no trading market available for the Placement Agent Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Placement Agent Warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder. Except as otherwise provided in the Placement Agent Warrants or by virtue of a holder’s ownership of our Common Stock, the holders of the Placement Agent Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Placement Agent Warrants.

Waivers and Amendments. No term of the Placement Agent Warrants may be amended or waived without the written consent of the holder of such Placement Agent Warrants.

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Consultant Warrant

The following summary of certain terms and provisions of the Consultant Warrant is not complete and is subject to, and qualified in its entirety by, the provisions of the Consultant Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Consultant Warrant for a complete description of the terms and conditions of the Consultant Warrant.

Exercisability. The Consultant Warrant is vested and exercisable at any time or from time to time from issuance until on or prior to 5:00 p.m. New York time on the Warrant Termination Date (or, if earlier, until exercised in full). As further described under “Selling Stockholders,” notwithstanding the foregoing, the holder of the Consultant Warrant will be prohibited from exercising the Consultant Warrant into shares of our Common Stock by the Pre-Funded Warrant Beneficial Ownership Limitation. The Consultant Warrant is exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Duration and Exercise Price. The Consultant Warrant is exercisable for an aggregate of up to 25,000 shares of Common Stock at an exercise price of $10.00 per share of Common Stock. The Consultant Warrant is exercisable at any point on or prior to 5:00 p.m. New York time on the Warrant Termination Date. The exercise price of the Consultant Warrant is subject to appropriate adjustment in the event of stock dividends, divisions, stock splits, stock combinations, reclassifications or combinations affecting our Common Stock.

Payment of Exercise Price. The Consultant Warrant holder has the option to provide payment of the exercise price of the shares being acquired upon exercise of the Consultant Warrant (i) by payment acceptable to us or (ii) by cashless exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder of Consultant Warrant may elect instead to receive upon such exercise the net number of shares of Common Stock determined according to a formula set forth in the Consultant Warrant.

Transferability. Subject to applicable laws and the restriction on transfer set forth in the Consultant Warrant, the Consultant Warrant may be transferred.

Fundamental Transactions. Upon the consummation of a fundamental transaction (as described in the Consultant Warrant, and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person in which we are not the surviving entity, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power of our outstanding Common Stock), the holder of the Consultant Warrant will be entitled to receive, upon exercise of the Consultant Warrant, the same kind and amount of securities, cash or other property that such holder would have received had they exercised the Consultant Warrant immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the Consultant Warrant. In the event of a fundamental transaction, the Company or its successor entity shall, at the holder’s or the successor entity’s option, purchase the Consultant Warrant by paying to the holder an amount of cash (subject to certain exceptions) equal to the Black-Scholes Value (as defined in the Consultant Warrant) of the remaining unexercised portion of the Consultant Warrant on the date of consummation of the Fundamental Transaction, provided, however, that, if the fundamental transaction is not within the Company’s control, the holder shall only be entitled to receive from the Company or any successor entity the same type of consideration which the holder would have been entitled to receive upon the happening of the applicable fundamental transaction had the Consultant Warrant been completely exercised immediately prior to the applicable Fundamental Transaction, at the Black-Scholes Value of the unexercised portion of the Consultant Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction.

Exchange Listing. There is no trading market available for the Consultant Warrant on any securities exchange or nationally recognized trading system. We do not intend to list the Consultant Warrant on any securities exchange or nationally recognized trading system.

Rights as a Stockholder. Except as otherwise provided in the Consultant Warrant or by virtue of a holder’s ownership of our Common Stock, the holder of the Consultant Warrant does not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Consultant Warrant.

Waivers and Amendments. No term of the Consultant Warrant may be amended or waived without the written consent of the holder of such Consultant Warrant.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus, and the documents we incorporate by reference, contain forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. All statements, other than statements related to present facts or current conditions or historical facts, contained in this prospectus are forward-looking statements address various matters including statements regarding our strategy, future operations, future financial position, including the Company’s digital asset-treasury strategy, the effects of the Company’s stockholder rights plan, statements relating to the sale of Bitcoin or raising capital above NAV and use of proceeds for repaying outstanding debt and share repurchases and whether it will increase NAV per share, whether the Company will be able to continue to generate proceeds from derivative trades, the Company’s ability to continue reducing corporate expenses and the planned use of proceeds from the exercise of the Pre-Funded Warrants and Warrants to the extent any are exercised for cash. Each forward-looking statement contained in this prospectus, and the documents we incorporate by reference is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s operations and business, including the highly volatile nature of the price of Bitcoin and other cryptocurrencies; the risk that the Company’s stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company operates; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purpose, the Company’s ability to keep pace with new technology and changing market needs; changes in business, market, financial, political and regulatory conditions, the potential impact that actions by activist stockholders could have on the pursuit of our business strategies, and the potential impact that actions by activist stockholders could have on the pursuit of our business strategies, as well as those risks and uncertainties referenced or incorporated by reference under the heading “Risk Factors” herein.

As a result of these and other factors, we may not achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. We caution investors not to place considerable reliance on the forward-looking statements contained in this prospectus, and the documents incorporated herein by reference. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this prospectus speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements , whether as a result of new information, future events or otherwise, except as required by law. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

USE OF PROCEEDS

All of the shares of Common Stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

The selling stockholders will bear all discounts and commissions, if any, and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred in disposing of the Common Stock. We will bear the costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

We will receive proceeds from the exercise of the Pre-Funded Warrants and Warrants to the extent any are exercised for cash but not from the sale of the shares of Common Stock issuable upon such exercise. If any of the Pre-Funded Warrants or Warrants are exercised on a net exercise cashless basis, we would not receive any cash payment from the applicable selling stockholder upon any such exercise. We intend to use the net proceeds from the exercise of the Pre-Funded Warrants and Warrants to acquire additional Bitcoin and possibly other digital assets, and for general corporate purposes.

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SELLING STOCKHOLDERS

Pursuant to the Registration Rights Agreement, we agreed to (i) file the registration statement, of which this prospectus is a part, to cover the resale of the shares of Common Stock and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, which the selling stockholders acquired pursuant to the Purchase Agreements and (ii) to use reasonable best efforts to keep such registration statement continuously effective from the date on which the registration statement becomes effective until the earlier of (x) the date on which the selling stockholders shall have resold all the Registrable Securities (as such term is defined in the Registration Rights Agreement) covered thereby, and (y) the date on which the Registrable Securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144 and without current public information pursuant to Rule 144.

We are registering the resale of the above-referenced securities to permit each of the selling stockholders identified below, or their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement, of which this prospectus is a part, to resell or otherwise dispose of the securities in the manner contemplated under “Plan of Distribution” in this prospectus (as may be supplemented and amended). This prospectus covers the sale or other disposition by the selling stockholders of up to the total number of shares of Common Stock that were issued or issuable upon exercise of the Pre-Funded Warrants, the Gemini Warrant, the Placement Agent Warrants and the Consultant Warrant. Throughout this prospectus, when we refer to the securities being registered on behalf of the selling stockholders, we are referring to the shares of Common Stock or shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants and Warrants. When we refer to “selling stockholders” in this prospectus, we mean those persons listed in the table below, as well as their permitted transferees, pledgees or donees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement, of which this prospectus is a part. The selling stockholders may sell some, all or none of their shares of Common Stock. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. The shares of Common Stock covered hereby may be offered from time to time by the selling stockholders.

The following table sets forth the name of each selling stockholder, the number and percentage of shares of Common Stock beneficially owned by the selling stockholders as of March 25, 2026, the number of shares of Common Stock that may be offered under this prospectus, and the number and percentage of Common Stock beneficially owned by the selling stockholders assuming all of the shares of Common Stock registered hereunder are sold. Our knowledge is based on information provided to us by the selling stockholders and Schedule 13D and Forms 3 and 4 filed with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the Common Stock. Generally, a person “beneficially owns” shares of the Common Stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days of March 25, 2026.

The number of shares described under the column “Shares of Common Stock Beneficially Owned Prior to this Offering” for each selling stockholder includes all shares of our Common Stock beneficially held by such selling stockholder as of March 25, 2026, including without limitation (i) all shares of our Common Stock purchased by such selling stockholder in the Private Placements, (ii) all of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants purchased by such selling stockholder in the Private Placements, subject to the applicable Pre-Funded Warrant Beneficial Ownership Limitation, and (iii) all of the shares of Common Stock issuable upon exercise of the Warrants held by such selling stockholder, subject to the applicable Warrant Beneficial Ownership Limitation. Because each selling stockholder may dispose of all, none or some portion of such shares of Common Stock, no estimate can be given as to the number of shares of Common Stock that will be beneficially owned by a selling stockholder upon termination of this offering.

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The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, any or all of their shares of Common Stock in transactions exempt from the registration requirements of the Securities Act after the date on which the applicable information in the table was provided to us by the selling stockholders. See the section titled “Plan of Distribution.”

Name(1)	Shares of Common Stock Beneficially Owned Prior to this Offering	Maximum Number of Shares of Common Stock Offered(2)	Shares of Common Stock Beneficial Ownership After this Offering(3)
			Shares	%(4)
Entities affiliated with Anson Funds Management LP (5)	7,500,000	7,500,000	0	–
J. Goldman Master Fund, L.P. (6)	3,500,000	3,500,000	0	–
Hartz Capital Investments, LLC (7)	2,500,000	2,500,000	0	–
Birch Lane Capital, LLC (8)	2,500,000	2,500,000	0	–
DRW Investments LLC (9)	2,228,351	2,228,351	0	–
Affiliates of Empery Asset Management, LP(10)	2,930,345	2,500,000	430,345	1.4%
Citadel CEMF Investments Ltd.(11)	2,200,000	2,200,000	0	–
YA II PN(12)	2,000,000	2,000,000	0	–
Streeterville Capital, LLC (13)	1,500,000	1,500,000	0	–
Entities affiliated with Steadfast Capital Management LP. (14)	2,000,000	2,000,000	0	–
Entities for which Highbridge Capital Management LLC acts as trading manager (15)	1,500,000	1,500,000	0	–
WO Select Investments, LLC (16)	1,200,000	1,200,000	0	–
Entities affiliated with Pantera Capital Partners, LP (17)	1,500,000	1,500,000	0	–
Infinitum Cayman Master, Ltd. (18)	1,000,000	1,000,000	0	–
Alyeska Master Fund, LP (19)	1,000,000	1,000,000	0	–
Polar Multi-Strategy Master Fund (20)	1,000,000	1,000,000	0	–
Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (21)	1,000,000	1,000,000	0	–
Hudson Bay Master Fund Ltd. (22)	1,000,000	1,000,000	0	–
CVI Investments, Inc. (23)	1,000,000	1,000,000	0	–
Gemini NuSTAR, LLC (24)	901,542	901,542	0	–
Entities affiliated with Special Situations Funds (25)	900,000	900,000	0	–
Woodline Master Fund LP (26)	750,000	750,000	0	–
Entities affiliated with Aristeia Capital (27)	600,000	600,000	0	–
Sabby Volatility Warrant Master Fund, Ltd. (28)	866,510	500,000	366,510	1.2%
Boothbay Absolute Return Strategies, LP (29)	500,000	500,000	0	–
Meteora Select Trading Opportunities Master, LP (30)	500,000	500,000	0	–
Jain Global Master Fund Ltd (31)	400,000	400,000	0	–
Bigger Capital Fund, LP (32)	329,818	300,000	29,818	*
Solios, Inc. (33)	300,000	300,000	0	–
MYDA Advantage, LP (34)	300,000	300,000	0	–
Hexstone Capital, LLC (35)	300,000	300,000	0	–
Andy Kershner	300,000	300,000	0	–
Iroquois Capital Management Group LLC (36)	315,692	300,000	15,692	*
Iroquois Master Fund Ltd (37)	311,011	300,000	11,011	*

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Name(1)	Shares of Common Stock Beneficially Owned Prior to this Offering	Maximum Number of Shares of Common Stock Offered(2)	Shares of Common Stock Beneficial Ownership After this Offering(3)
			Shares	%(4)
Borderless Multi-Strategy Fund V LP (38)	250,000	250,000	0	–
Empyrean Capital Overseas Master Fund, Ltd. (39)	250,000	250,000	0	–
Alpine Partners (BVI), L.P. (40)	250,000	250,000	0	–
Entities affiliated with Aegis Capital Corp.(41)	207,381	207,375	6	–
District 2 Capital Fund LP (42)	200,000	200,000	0	–
Funicular Funds, LP (43)	200,000	200,000	0	–
Woodmont Investing LLC (44)	2,753,494	200,000	2,553,494	8.4%*
Tephra Digital Master Fund Ltd. (45)	200,000	200,000	0	–
RK Trading I LLC (46)	200,000	200,000	0	–
Saltwater Capital LLC (47)	200,000	200,000
Mank Capital, LLC (48)	200,000	200,000	0	–
Leonite Fund I, LP (49)	200,000	200,000	0	–
Entities affiliated with CoinFund (50)	200,000	200,000	0	–
Great Point Capital, LLC (51)	160,000	160,000	0	–
Entities affiliated with Saba Capital Management (52)	150,000	150,000	0	–
L1 Capital Global Opportunities Master Fund (53)	150,000	150,000	0	–
Entities affiliated with Connective Capital Management (54)	300,000	150,000	150,000	*
Clear Street LLC (55)	121,554	121,554	0	–
Ryan Lane (56)	3,030,345	100,000	430,345	*
Fifth Lane Partners Fund LP (57)	100,000	100,000	0	–
Isaac Eide (58)	100,000	100,000	0	–
Anthony Lapadula (59)	100,000	100,000	0	–
Robert Forster	100,000	100,000	0	–
Intracoastal Capital LLC (60)	100,000	100,000	0	–
Brian Barr	85,000	85,000	0	–
TQ Master Fund LP (61)	75,000	75,000	0	–
Andrew Gladstein	62,500	62,500	0	–
Brian Falik	50,000	50,000	0	–
Torno Capital, LLC (62)	50,000	50,000	0	–
Nadav Livni (63)	50,000	50,000	0	–
3i, LP (64)	50,000	50,000	0	–
Steven Y. Wang	50,000	50,000	0	–
Jason Kaplan	50,000	50,000	0	–
Relayer Capital Master Fund Ltd. (65)	50,000	50,000	0	–
Conosh, LLC	40,000	40,000	0	–
Gray’s Creek Capital Partners Fund I, LP (66)	40,000	40,000	0	–
Olmsted Investments LLC (67)	40,000	40,000	0	–
Lazy Jack LLC(68)	40,000	40,000	0	–

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Name(1)	Shares of Common Stock Beneficially Owned Prior to this Offering	Maximum Number of Shares of Common Stock Offered(2)	Shares of Common Stock Beneficial Ownership After this Offering(3)
			Shares	%(4)
Rafael Murdakhaiev	40,000	40,000	0	–
Ian Read (69)	30,000	30,000	0	–
John Kim (70)	202,874	22,500	180,374	*
Greg Endo (71)	92,150	20,000	72,150	*
Karin-Joyce Tjon (72)	20,005	20,000	5	*
Jonathan Foster (73)	20,000	20,000	0	–
Brett Director (74)	308,802	10,000	298,802	*
Orn Olason (75)	10,000	10,000	0	–
Riley Noble (76)	10,004	10,000	4	*
Adrian Solgaard (77)	10,000	10,000	0	–
Timothy Silver (78)	600,104	2,500	597,604	1.9%
Michael Blum (79)	25,000	25,000	0	*
All Other Selling Securityholders (80)	492,000	492,000	0	–

(*) Represents less than 1%.

(1) This table and the information in the notes below are based upon information supplied by the selling stockholders.

(2) The number of shares of Common Stock in the column “Shares of Common Stock Offered” represents all of the shares of Common Stock that a selling stockholder may offer and sell from time to time under this prospectus, including (i) all shares of Common Stock purchased by such selling stockholder in the Private Placements, (ii) all of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants purchased by such selling stockholder in the Private Placements, without giving effect to the applicable Pre-Funded Warrant Beneficial Ownership Limitation, and (iii) all of the shares of Common Stock issuable upon exercise of the Warrants held by such selling stockholder, subject to the applicable Warrant Beneficial Ownership Limitation.

(3) Assumes that all shares of Common Stock being registered under the registration statement of which this prospectus forms a part (including the shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants and Warrants) are sold in this offering, and that none of the selling stockholders acquire additional shares of our Common Stock after the date of this prospectus and prior to completion of this offering (other than with respect to those shares of Common Stock underlying the Pre Funded Warrants and Warrants held by such selling stockholder, as applicable).

(4) Percentage ownership is based on a denominator equal to the sum of (i) 30,247,668 shares of Common Stock outstanding as of March 25, 2026 and (ii) the number of shares of Common Stock issuable upon exercise or conversion of convertible securities that are exercisable within 60 days of March 25, 2026, and beneficially owned by the applicable selling stockholder.

(5) Includes (i) 2,079,943 shares of Common Stock and 1,420,307 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants, held by Anson Investments Master Fund LP (“Anson MF”), (ii) 594,078 shares of Common Stock and 405,672 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants, held by Anson East Master Fund LP (“Anson EMF”), (iii) 1,485,420 shares of Common Stock and 1,014,331 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants, held by Anson Opportunities Master Fund LP (“Anson Opportunities”), and (iv) 297,261 shares of Common Stock and 202,988 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants, held by Anson North Star Tactical Equity Fund LP (“Anson NS Tactical” and, together with Anson MF, Anson EMF and Anson Opportunities, the “Anson Funds”). Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of the Anson Funds and hold voting and dispositive power over the Common Shares held by each of the Anson Funds. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The Pre-Funded Warrants held by the Anson Funds are subject to the Pre-Funded Warrant Beneficial Ownership Limitation.

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(6) J. Goldman & Co, L.P. is the investment manager of J. Goldman Master Fund, L.P. and, as such, has full authority to manage the affairs and investments of J. Goldman Master Fund, L.P. J. Goldman & Co, L.P. is managed by Jay G. Goldman, who has full authority to manage the affairs and investments of J. Goldman & Co, L.P. Therefore, Mr. Goldman may be deemed to have voting and investment power with respect to the reporting shares. The business address of J. Goldman & Co., L.P. is 510 Madison Avenue, 26th Floor, New York, NY 10022.

(7) Includes 253,642 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants. Ronald J. Bangs in his capacity as President and COO of Hartz Capital, Inc. (“Hartz”), which is the sole manager of Hartz Capital Investments, LLC, exercises voting and investment control over the shares held by Hartz Capital Investments, LLC. Mr. Bangs disclaims beneficial ownership of all of such shares. The Pre-Funded Warrants held by Hartz are subject to the Pre-Funded Warrant Beneficial Ownership Limitation.

(8) Includes 271,649 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants. Luke Tashjian, in his capacity as Manager of Birch Lane Capital, LLC (“Birch Lane”), has voting and dispositive power over securities held by Birch Lane and may be deemed to be the beneficial owner of these securities. The Pre-Funded Warrants held by Birch Lane are subject to the Pre-Funded Warrant Beneficial Ownership Limitation. The business address of Birch Lane is 501, Silverside Road, #543, Wilmington, DE 19809.

(9) Donald R. Wilson, Jr. is the sole manager of DRW Investments LLC (“DRW Investments”) and has sole voting and dispositive power with respect to the shares of Common Stock held by DRW Investments. The business address of DRW Investments LLC is 540 W Madison St., Suite 2500, Chicago, IL 60661.

(10) Includes (i) 1,280,191 shares of Common Stock purchased by Empery Asset Master, Ltd (“EAM”) in the Private Placements, (ii) 470,532 shares of Common Stock purchased by Empery Tax Efficient, LP (“ETE”) in the Private Placements, (iii) 749,277 shares of Common Stock purchased by Empery Tax Efficient III, LP. (“ETE III” and, together with EAM and ETE, the “Empery Funds”) in the Private Placements, and (iv) 430,345 shares of Common Stock held by funds affiliated with Empery Asset Management, LP that are not being registered for resale pursuant to this prospectus. Empery Asset Management LP, the authorized agent of each of the Empery Funds, has discretionary authority to vote and dispose of the shares held by each of the Empery Funds and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by each of the Empery Funds. Each of the Empery Funds and each of Mr. Hoe and Mr. Lane disclaim any beneficial ownership of the shares held by the Empery Funds. The address of each of the Empery Funds is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020. Ryan Lane, who is the Co-Chief Executive Officer and Chairman of the Board of Directors of the Company, also holds direct interests in securities of the Company, which are separately reflected in footnote (56) below.

(11) Includes (i) 39,927 shares of Common Stock purchased by Citadel CEMF Investments Ltd. in the Private Placements and (ii) 2,160,073 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants purchased by Citadel CEMF Investments Ltd. in the Private Placements. The Pre-Funded Warrants held by Citadel CEMF Investments Ltd. prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of Citadel CEMF Investments Ltd., its affiliates and any person whose beneficial ownership would be attributable to such entities would exceed 9.99%. Citadel Advisors LLC is the portfolio manager of Citadel CEMF Investments Ltd. Citadel Advisors Holdings LP, or CAH, is the sole member of Citadel Advisors LLC. Citadel GP LLC, or CGP, is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition over, the securities held by Citadel CEMF Investments Ltd. This disclosure is not and shall not be construed as an admission that Mr. Griffin or any of the Citadel related entities listed above is the beneficial owner of any securities of the Company other than the securities actually owned by such person (if any). The address of Citadel CEMF Investments Ltd. is c/o Citadel Enterprise Americas LLC, Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, FL 33131.

(12) All investment decisions for YA II PN, Ltd. are made by Mr. Mark Angelo. The business address of YA II PN, Ltd. is 1012 Springfield Avenue, Mountainside, New Jersey 07092.

(13) John M. Fife has voting and dispositive power over shares held by Streeterville Capital, LLC (“Streeterville”). The address for Streeterville is 297 Auto Mall Drive #4, St. George, UT, 84770.

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(14) Includes (i) 1,273,782 shares of Common Stock held by Steadfast International Master Fund Ltd. (“SFIM”), and (ii) 726,218 shares of Common Stock held by American Steadfast, L.P. (“ASF”). Steadfast Capital Management LP (“SCM”) serves as the Investment Manager to ASF and SFIM, and has the power to vote and dispose of the securities held by ASF and SFIM. Robert Pitts and Miraj Patel, in their capacity as portfolio managers of SCM, may also be deemed to have investment discretion and voting power over the shares of Common Stock held by SFIM and ASF. The address for SCM and its related entities is 450 Park Avenue, 20th Floor New York, NY 10022.

(15) Includes (i) 1,252,050 shares of Common Stock held by Highbridge Tactical Credit Master Fund, L.P. (“HTCMF”), and (ii) 247,950 shares of Common Stock held by Highbridge Tactical Credit Institutional Fund, Ltd. (“HTCIF” and, together with HTCMF, the “Highbridge Funds”). Highbridge Capital Management, LLC (“HCM”) is the trading manager of the Highbridge Funds. The Highbridge Funds disclaim beneficial ownership of these shares. The address of HCM is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of the Highbridge Funds is c/o Maples Corporate Services Limited #309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

(16) Aaron Wolfson, Ezriel Munk and Mark Minster may be deemed to have voting and investment control of the shares held by the WO Select Investments, LLC (“WO Select”). The address of WO Select is One State Street Plaza, Floor 29, New York, NY 10004.

(17) Includes (i) 1,000,000 shares of Common Stock held by Pantera DAT Opportunities Master Fund SP (“Pantera DAT”), and (ii) 500,000 shares of Common Stock held by Pantera Blockchain Fund LP (“Pantera Blockchain” and, together with Pantera DAT, the “Pantera Funds”). The Pantera Funds are under management by Pantera Capital Partners LP (“PCP LP”). PCP LP serves as Investment Advisor to the Pantera Funds and has control and discretion over the shares held by the Pantera Funds. As such, PCP LP may be deemed the beneficial owner of the shares held by the Pantera Funds. PCP LP disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. Matthew Gorham, in his capacity as Chief Operating Officer of Pantera Capital Partners, LP, the management company of the Pantera Funds, may also be deemed to have investment discretion and voting power over the shares of Common Stock held by the Pantera Funds. The business address of record for the Pantera Funds is 600 Montgomery Street, Suite 4500, San Francisco, CA 94111.

(18) John Yetimoglu, in his capacity as Founder and Chief Investment Officer of Infinities Partners, may be deemed to have voting and investment control of the shares held by Infinitum Cayman Master, Ltd. (“Infinitum”). The address of Infinitum is 200 East Broward Blvd, Suite 1105, Fort Lauderdale, FL 33301.

(19) Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (“Alyeska”), has voting and investment control of the shares held by Alyeska. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

(20) Polar Multi-Strategy Master Fund (the “Polar Fund”) is under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as Investment Advisor to the Polar Fund and has control and discretion over the shares held by the Polar Fund. As such, PAMPI may be deemed the beneficial owner of the shares held by the Polar Fund. PAMPI disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The business address of the Polar Fund is c/o Polar Asset Management Partners Inc., 16 York Street, Suite 2900, Toronto, Ontario M5J OE6, Canada.

(21) Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (“Alto”), has discretionary authority to vote and dispose of the shares of Common Stock held by Alto and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares of Common Stock held by Alto. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The business address of Alto is c/o Ayrton Capital LLC, 55 Post Rd West, 2nd Floor, Westport, CT 06880.

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(22) Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd. (“Hudson Bay”), has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay and Sander Gerber disclaims beneficial ownership over these securities. The business address of Hudson Bay is c/o Hudson Bay Capital Management LP, 290 Harbor Drive, Fl 3, Stamford, CT 06902.

(23) Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as President of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI Investments, Inc.is affiliated with one or more FINRA member, none of whom are currently expected to participate in the sale pursuant to the prospectus contained in this registration statement of shares held by CVI. The principal business address of CVI is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, California 94111.

(24) Consists of 901,542 shares of Common Stock issuable upon the exercise of the Gemini Warrant. Dan Chen, in his capacity as Chief Financial Officer of Gemini Space Station, LLC, has voting control and investment discretion over the shares of Common Stock underlying the Gemini Warrant. The address of record is 600 Third Ave, 2nd Floor, New York, NY 10016. Rohan Chauhan, an employee of an affiliate of Gemini, and Matt Homer, a director of an affiliate of Gemini, are members of the Company’s Board of Directors. Gemini is also a party to the Strategic Digital Assets Services Agreement with the Company. The Gemini Warrant held by Gemini is subject to the Warrant Beneficial Ownership Limitation.

(25) Includes (i) 391,680 shares of Common Stock held by Special Situations Fund III QP, L.P. (“SSF III”), (ii) 69,073 shares of Common Stock held by Special Situations Technology Fund, L.P. (“SSTF”), (iii) 330,927 shares of Common Stock held by Special Situations Technology Fund II, L.P. (“SSTF II”), and (iv) 108,320 shares of Common Stock held by Special Situations Cayman Fund, L.P. (“SSCF” and, together with SSF III, SSTF and SSTF II, the “Special Situation Funds”). AWM Investment Company, Inc. (“AWM”) is the investment adviser to each of the Special Situations Funds. David Greenhouse and Adam Stettner are the principal owners of AWM. Through their control of AWM, Messrs. Greenhouse and Stettner share voting and investment control over the portfolio securities of each of the Special Situations Funds. Messrs. Greenhouse and Stettner disclaim any beneficial ownership of the reported shares other than to the extent of any pecuniary interest each of them may have therein. The address of AWM, each of the Special Situations Funds and Messrs. Greenhouse and Stettner is 527 Madison Avenue, Suite 2600, New York, NY 10022.

(26) Woodline Partners LP serves as the investment manager of Woodline Master Fund LP and may be deemed to be the beneficial owner of the shares. Woodline Partners LP disclaims any beneficial ownership of these shares. The address of the foregoing fund is 4 Embarcadero Center, Suite 3450, San Francisco, CA 94111.

(27) Consists of (i) 430,572 shares of Common Stock held by Aristeia Master, L.P. (ii) 27,188 shares of Common Stock held by ASIG International Limited, and (iii) 142,240 shares of Common Stock held by Blue Peak Limited (together with Aristeria Master, L.P. and ASIG International Limited, the “Aristeia Funds”). Aristeia Capital, L.L.C. and Aristeia Advisors, L.L.C. (collectively, “Aristeia”) may be deemed the beneficial owners of the securities described herein in their capacity as the investment manager and/or general partner, as the case may be, of each of the Aristeia Funds. As investment manager and/or general partner of each Aristeia Fund, Aristeia has voting and investment control with respect to the securities held by each Aristeia Fund. Anthony M. Frascella and William R. Techar are the co-Chief Investment Officers of Aristeia. Each of Aristeia and such individuals disclaims beneficial ownership of the securities referenced herein except to the extent of its or his direct or indirect economic interest in the Aristeia Funds. The address of Aristeia and of the Aristeia Funds is c/o Aristeia Capital, L.L.C., One Greenwich Plaza, Suite 300, Greenwich, CT 06830.

(28) Includes: (i) 500,000 shares of Common Stock issued in the Private Placements, (ii) 37,760 shares of Common Stock, (iii) 81,875 shares issuable upon the exercise of Pre-Funded Warrants issued prior to the Private Placements; and (iv) 246,875 shares issuance upon the exercise of warrants issued prior to the Private Placements. The securities in (ii)-(iv) are not being registered for resale pursuant to this prospectus. The Common Stock and other securities are held by Sabby Volatility Warrant Master Fund, Ltd. (“Sabby”). Sabby Management, LLC, the investment manager to Sabby, has discretionary authority to vote and dispose of the shares held by Sabby and may be deemed to be the beneficial owner of these shares. Hal Mintz (“Mr. Mintz”), in his capacity as manager of Sabby Management, LLC, may also be deemed to have investment discretion and voting power over the shares of Common Stock held by Sabby. Sabby Management, LLC and Mr. Mintz each disclaim any beneficial ownership of these shares of Common Stock.

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(29) Boothbay Absolute Return Strategies, LP, a Delaware limited partnership (“Boothbay”), is managed by Meteora Capital, LLC (“Meteora”). Meteora, in its capacity as the investment manager of Boothbay with respect to the investment in these securities, has the power to vote and the power to direct the disposition of all securities held by Boothbay with respect to the investment in these securities. Vikas Mittal is the Managing Member of Meteora. Each of Boothbay, Meteora and Mr. Mittal disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein.

(30) Mr. Mittal may be deemed to have sole voting and dispositive power with respect to the shares of Common Stock held by Meteora Select Trading Opportunities Master, LP (“Meteora Select”). Mr. Mittal disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein.

(31) Jain Global LLC (“Jain Global”) is the investment manager for Jain Global Master Fund Ltd. Jain Holdings is the sole member of Jain Global. Robert Jain is the Chief Executive Officer and Chief Investment Officer of Jain Global, and owns a controlling interest in Jain Holdings. Each of Jain Global, Jain Holdings, and Robert Jain disclaims any beneficial ownership of the reported shares, except to the extent of their individual pecuniary interests therein. The address of Jain Global Master Fund Ltd is 9 West 57th Street, 39th Floor, New York, New York 10019.

(32) Includes (i) 300,000 shares of Common Stock issued in the Private Placements, (ii) 4,818 shares of Common Stock, and (iii) 25,000 shares of Common Stock issuable upon the exercise of warrants issued prior to the Private Placements. The securities in (ii) and (iii) are not being registered for resale pursuant to this prospectus. Michael Bigger, the managing member of the Bigger Capital Fund, LP (“Bigger Capital”), exercises voting and dispositive power over the shares of Common Stock and warrants held by Bigger Capital. Bigger Capital has its principal place of business at 11700 W Charleston BLVD 170-659, Las Vegas, NV 89135.

(33) Robert Rutherford, the Director of Solios Inc., has voting and investment control over the shares held by Solios Inc. Mr. Rutherford may be deemed to be the beneficial owner of such shares. Mr. Rutherford, however, disclaims any beneficial ownership of such shares. The address of Solios Inc. is 1850 Gateway Dr., San Mateo, CA 94404.

(34) Voting and investment power over the shares of Common Stock held by MYDA Advantage, LP (“MYDA”) resides with its investment manager, MYDA Advisors LLC. Jason Lieber is the Managing Member of MYDA Advisors, LLC and may be deemed to be the beneficial owner of the shares held by MYDA. Mr. Lieber, however, disclaims any beneficial ownership of the shares held by MYDA. The business address of MYDA is 1067 Broadway, Suite A, Woodmere, NY 11598.

(35) Brendan O’Neil, is the manager of Hexstone Management, LLC, the manager of Hexstone Capital, LLC (“Hexstone Capital”), has power to vote and/or dispose of the Shares beneficially owned by Hexstone Capital. Mr. O’Neil disclaims beneficial ownership of the Company’s securities reported herein except to the extent of their pecuniary interest therein. The address of Hexstone Capital is 3053 Fillmore Street, Suite 303, San Francisco, CA 94123.

(36) Includes: (i) 300,000 shares of Common Stock issued in the Private Placements, and (ii) 15,692 shares issuable upon the exercise of warrants issued prior to the Private Placements. The securities in (ii) are not being registered for resale pursuant to this prospectus. Richard Abbe is the managing member of Iroquois Capital Investment Group LLC. Mr. Abbe has voting control and investment discretion over securities held by Iroquois Capital Investment Group LLC. As such, Mr. Abbe may be deemed to be the beneficial owner (as determined under Section 13(d) of the Exchange Act) of the securities held by Iroquois Capital Investment Group LLC.

(37) Includes: (i) 300,000 shares of Common Stock issued in the Private Placements, and (ii) 11,011 shares issuable upon the exercise of warrants issued prior to the Private Placements. The securities in (ii) are not being registered for resale pursuant to this prospectus. Iroquois Capital Management LLC is the investment manager of Iroquois Master Fund, Ltd. Iroquois Capital Management, LLC has voting control and investment discretion over securities held by Iroquois Master Fund. As Managing Members of Iroquois Capital Management, LLC, Richard Abbe and Kimberly Page make voting and investment decisions on behalf of Iroquois Capital Management, LLC in its capacity as investment manager to Iroquois Master Fund Ltd. As a result of the foregoing, Mr. Abbe and Mrs. Page may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities held by Iroquois Capital Management and Iroquois Master Fund.

(38) David Elias Horacio Garcia exercises voting and investment control of the shares of Common Stock held by Borderless Multi-Strategy Fund V LP and may be deemed to be the beneficial owner of such shares. The address of record is 4920 S 27 Hwy, Suite 201, Space 3, Clermont, FL 34711.

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(39) Empyrean Capital Partners, LP (“Empyrean”) serves as investment manager to Empyrean Capital Overseas Master Fund, Ltd. (“ECOMF”), and has investment and voting discretion over the securities held by ECOMF. Empyrean Capital, LLC serves as the general partner to Empyrean. Amos Meron is the managing member of Empyrean Capital, LLC, and as such may be deemed to have investment and voting discretion over the securities directly held by ECOMF. The address of each of the aforementioned parties is c/o Empyrean Capital Partners, LP, 10250 Constellation Boulevard, Suite 2950, Los Angeles, CA 90067.

(40) The shares of Common Stock are held directly by Alpine Partners (BVI), L.P. (“Alpine BVI”) for Alpine Global Management, LLC, its equity holder. As such, Alpine Global Management, LLC may be deemed to exercise voting and investment discretion over securities held by Alpine BVI. Amy Tarlowe, in her capacity as Alpine Global Management LLC’s Chief Operating Officer, may also be deemed to have investment discretion and voting power over the shares of Common Stock held by Alpine BVI. The business address of the aforementioned parties is c/o Alpine Global Management, LLC, 140 Broadway, 38th Floor, New York, NY 10005.

(41) Consists of (i) 57,375 shares of Common Stock issuable upon the exercise of the Placement Agent Warrants held by Aegis Capital Corp (“Aegis”), (ii) 100,000 shares of Common Stock held by Robert J. Eide, (iii) 50,000 shares of Common Stock held by the Robert J. Eide Pension Plan, and (iv) 6 shares of Common Stock issuable upon the exercise of commons tock warrants held by Aegis. The securities in (iv) are not being registered for resale pursuant to this prospectus. Robert J. Eide is the Chief Executive Officer and the indirect shareholder of 100% of the shares of Aegis. By virtue of his ownership of Aegis, Robert J. Eide may be deemed to have beneficial ownership of the securities held by Aegis. Robert J. Eide has voting control and investment discretion over the shares of Common Stock reported herein that are held by the Robert J. Eide Pension Plan. The address of Aegis is 1345 Avenue of the Americas, 27th Floor, New York, NY 10105. The address of the Robert J. Eide Pension Plan is c/o Aegis Capital Corp., 1345 Avenue of the Americas, 27th Floor, New York, NY 10105. The Placement Agent Warrants held by Aegis are subject to the Warrant Beneficial Ownership Limitation. Aegis is a registered broker-dealer and acted as co-placement agent and exclusive financial advisor to the Company in connection with the Private Placements and has acted as advisor, underwriter or placement agent in a number of transactions consummated by the Company in the past three years, as disclosed in the Company’s public filings.

(42) District 2 Capital Fund LP has its principal place of business 14 Wall St, Huntington, NY 11743 and Michael Bigger, the managing member of the entity, exercises voting and dispositive power over the shares being offered under this prospectus.

(43) The shares of Common Stock are directly held by Funicular Funds, LP and may be deemed to be beneficially owned by Jacob Ma-Weaver, who has investment and dispositive power over the securities. The address of Funicular Funds, LP and Mr. Ma-Weaver is 601 California Street, Suite 1151, San Francisco, CA 94108.

(44) Tice Brown exercises voting and investment control of the shares of Common Stock held by Woodmont Investing LLC and may be deemed to be the beneficial owner of such shares. Information is based on the Schedule 13D/A filed with the SEC on March 18, 2026 by Woodmont Investing LLC and Tice Brown, which also reports that Mr. Brown beneficially owns an additional 588,528 shares of Common Stock separate from the holdings of Woodmont Investing LLC. The address of record is PO Box 20907, New York, NY 10009.

(45) Ryan Price and Raghav Chopra have investment and dispositive power over the shares of Common Stock held by Tephra Digital Master Fund Ltd., and may be deemed to beneficially own such shares of Common Stock. The address of record is 33 Irving Place, New York, NY 10003.

(46) Jordan Abisch has investment and dispositive power over the shares of Common Stock held by RK Trading I LLC and may be deemed to beneficially own such securities. The address of record is 2500 Weston Road, Suite 211, Weston, FL 33331.

(47) Ryan Graves, in his capacity as manager of Saltwater Coin LLC, may be deemed to have investment and dispositive power over the shares of Common Stock held by Saltwater Coin LLC and therefore may be deemed to beneficially own such securities. The address of record is 50 Beale St. STE 2300, San Francisco, CA 94111.

(48) Jess Mogul, President of Mank Capital, LLC, has voting and investment control of the shares held by Mank Capital, LLC and may be deemed to be the beneficial owner of such shares. Mr. Mogul, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of Mank Capital, LLC is 347 West 87th Street, Apt. 2R, New York, NY 10024.

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(49) Avi Geller, the manager of Leonite Fund I, LP, holds voting and dispositive power over the shares of Common Stock held by Leonite Fund I, LP. The address of Leonite Fund I, LP is 600 E Crescent Ave. Suite 104, Upper Saddle River, New Jersey 07458.

(50) Includes: (i) 180,000 shares of Common Stock held by CoinFund Liquid Opportunities LP, and (ii) 20,000 shares of Common Stock held by Series F Liquid Opportunities LP (together with CoinFund Liquid Opportunities LP, the “CoinFund Stockholders”). Seth Ginns, in his capacity as managing partner of each of the CoinFund Stockholders , has voting an investment control over the shares held by the CoinFund Stockholders and may be deemed to be the beneficial owner of such shares. Mr. Ginns, however, disclaims any beneficial ownership of the shares held by the CoinFund Stockholders. The address of the CoinFund Stockholder is 5 Bryant Park, Suite 1003, New York, NY 10018.

(51) Dan Dimiero, manager of Great Point Capital, LLC (“Great Point”), has voting and investment control of the shares of Common Stock held by Great Point. Mr. Dimiero may be deemed to be the beneficial owner of such shares. Mr. Dimiero, however, disclaims any beneficial ownership of the shares held by Great Point. The address of Great Point is 12301 Research Blvd., #4-270, Austin, TX 78759.

(52) Consists of (i) 23,100 shares of Common Stock held by Saba Capital Income & Opportunities Fund (“Saba I”), (ii) 109,200 shares of Common Stock held by Saba Capital Master Fund, Ltd. (“Saba II”) and (iii) 17,700 shares of Common Stock held by Saba Capital Income & Opportunities Fund II (“Saba III” and, together with Saba I and Saba II, the “Saba Funds.”) The Saba Funds are managed by Saba Capital Management, LP. Saba Capital Management GP LLC is the General Partner of Saba Capital Management, LP. Boaz Weinstein is the managing member of Saba Capital Management GP LLC and, as such, may be deemed to be the beneficial owner of the securities reported by the Saba Funds. Mr. Weinstein disclaims any beneficial ownership of the securities reported by the Saba Entities other than to the extent of any pecuniary interest Mr. Weinstein may have therein, directly or indirectly. The address of record for each of the Saba Entities is c/o Saba Capital Management, L.P., 405 Lexington Avenue, 58th Floor, New York, NY 10174.

(53) David Feldman and Joel Arber are the Directors of L1 Capital Global Opportunities Master Fund Ltd. (“L1 Capital”). To the extent Mr. Feldman and Mr. Arber are deemed to beneficially own such shares of Common Stock, Mr. Feldman and Mr. Arber disclaim beneficial ownership of these securities except to the extent of any pecuniary interest therein. The principal business address of L1 Capital is 161A Shedden Road, 1 Artillery Court, PO Box 10085, Grand Cayman KY1-1001, Cayman Islands.

(54) Includes (i) 51,816 shares of Common Stock issued in the Private Placements to Connective Capital I QP LP (“Connective I”), (ii) 98,814 shares of Common Stock issued in the Private Placements to Connective Capital Emerging Energy QP LP (“Connective II” and, together with Connective I, the “Connective Funds”), (iii) 118,683 shares of Common Stock held by Connective I; and (iv) 31,317 shares of Common Stock held by Connective II. The securities in (iii) and (iv) are not being registered for resale pursuant to this prospectus. Robert Romero, CEO of the Connective Funds, has voting an investment control of the shares held by Connective Capital. Mr. Romero may be deemed to be the beneficial owner of such shares. Mr. Romero, however, disclaims any beneficial ownership of the shares held by Connective Capital. The address of record is 720 University Avenue, Suite 100, Palo Alto, CA 94301.

(55) Consists of: (i) 15,000 shares of Common Stock issued in the Private Placements to Clear Street LLC, and (ii) 106,554 shares of Common Stock issuable upon exercise of Placement Agent Warrants held by Clear Street LLC. Clear Street LLC, a Delaware limited liability company (“CS LLC”), is a wholly owned by Clear Street Holdings LLC, a Delaware limited liability company (“CSH LLC”). CSH LLC is wholly owned by Clear Street Group Inc., a Delaware corporation (“CSG Inc.”). A majority of the voting power of CSG Inc. is held by Clear Street Holdings USVI Inc., a U.S. Virgin Islands corporation (“CSH USVI”). Accordingly, CSH LLC, CSG Inc. and CSH USVI may be deemed to beneficially own the warrants held by CS LLC. CSH LLC, CSG Inc. and CSH USVI disclaim beneficial ownership of the reported securities except to the extent of any pecuniary interest therein. The business address of Clear Street LLC is 150 Greenwich Street, 45th Floor, New York, NY 10007. The Placement Agent Warrants held by Clear Street are subject to the Warrant Beneficial Ownership Limitation. Clear Street is a registered broker-dealer and acted as lead placement agent in the Private Placements.

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(56) Consists of (i) 100,000 shares of Common Stock purchased by Ryan Lane in the Private Placements and (ii) 2,930,345 shares of Common Stock held by the Empery Funds. As noted in footnote (10) above, Mr. Lane, in his capacity as an investment manager of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by each of the Empery Funds. Mr. Lane is the Co-Chief Executive Officer and Chairman of the Board of Directors of the Company. In connection with his appointment as Co-Chief Executive Officer and Chairman of the Board of Directors of the Company, Mr. Lane was also granted stock options to purchase up to 1,792,812 shares of Common Stock at an exercise price of $10.00 per share, the exercisability of which are subject to stockholder approval of a new stock plan. The options have a term of 10 years from issuance and will vest in 20% installments based upon the achievement of certain milestones tied to the VWAP of the Common Stock, fully vesting if the VWAP on any trading day reaches $30.00.

(57) Cavan Copeland, sole managing partner of Fifth Lane Partners Fund, LP (“Fifth Lane”) has voting power and investment control over the shares held by Fifth Lane. Mr. Copeland may be deemed to be the beneficial owner of such shares. Mr. Copeland, however, disclaims any beneficial ownership of the shares held by Fifth Lane. The address of Fifth Lane is 3300 N IH 35 Suite 380, Austin, TX 78705.

(58) The business address of Isaac Eide is c/o Aegis Capital Corp., 1345 Avenue of the Americas, 27th Floor, New York, New York 10105.

(59) The business address of Anthony Lapadula is c/o Aegis Capital Corp., 1345 Avenue of the Americas, 27th Floor, New York, New York 10105.

(60) Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. Intracoastal’s address is 245 Palm Trail, Delray Beach, FL 33483.

(61) The Quarry LP, the investment manager of TQ Master Fund LP (“TQ”), has voting and investment control of the shares held by TQ. Peter Bremberg, the Chief Investment Officer of the Quarry LP may be deemed to be the beneficial owner of such shares. Mr. Bremberg, however, disclaim any beneficial ownership of the shares held by TQ. The registered address of TQ is c/o The Quarry LP, 331 Park Avenue South, 3rd Floor, New York, NY, 10010.

(62) Thomas Gray, in his capacity as Chief Financial Officer, has voting control and investment discretion over the shares of Common Stock reported herein that are held by Torno Capital, LLC and may be deemed to be the beneficial owner of such shares. The address of record is 132 Chief Justice Cushing Hwy, Suite 70, Cohasset, MA 02025.

(63) The business address of Nadav Livni is c/o Aegis Capital Corp., 1345 Avenue of the Americas, 27th Floor, New York, New York 10105.

(64) 3i Management LLC is the general partner of 3i, LP, and Maier Joshua Tarlow is the manager of 3i Management LLC. As such, Mr. Tarlow exercises sole voting and investment discretion over securities beneficially owned directly or indirectly by 3i, LP and 3i Management LLC. Mr. Tarlow disclaims beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management LLC. The business address of each of the aforementioned parties is 2 Wooster Street, 2nd Floor, New York, NY 10013.

(65) Austin Barack, in his capacity as Director of Relayer Capital Master Fund Ltd., has voting or investment control over the shares held by Relayer Capital Master Fund Ltd. and may be deemed to be the beneficial owner of such shares. The business address of Relayer Capital Master Fund Ltd. is 1266 E Main St., Suite 700R, Stamford, CT 06902.

(66) Jason R. Little, in his capacity as Managing Partner, is the natural persons who has voting or investment control over the shares held by Gray's Creek Capital Partners Fund I, LP and may be deemed to be the beneficial owner of such shares The business address of the foregoing individuals and entities is 272 Post Road East, Westport, CT 06880.

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(67) Rhett Neuenschwander has voting control and investment discretion over the shares of Common Stock reported herein that are held by Olmsted Investments, LLC and may be deemed to be the beneficial owner of such shares. The address of record is 1205 Wintergreen Ct, Alpine, UT 84004.

(68) Mehmet Gunay has voting and investment control of the shares of Common Stock held by Lazy Jack LLC and may be deemed to be the beneficial owner of such shares.

(69) Consists of 30,000 shares of Common Stock purchased by Ian Read in the Private Placements. Mr. Read is the trustee of the Ian Charles Read Revocable Trust (the “Trust”) and may be deemed to have voting and dispositive power over the shares held by the Trust. Mr. Read is a member of the Company’s Board of Directors. In connection with his appointment as a member of the Company’s Board of Directors on July 17, 2025, Mr. Read was also granted stock options to purchase up to 298,802 shares of Common Stock at an exercise price of $10.00 per share, the exercisability of which are subject to stockholder approval of a new stock plan. The options have a term of 10 years from issuance and will vest in 20% installments based upon the achievement of certain milestones tied to the VWAP of the Common Stock, fully vesting if the VWAP on any trading day reaches $30.00.

(70) Consists of (i) 22,500 shares of Common Stock purchased by Mr. Kim in the Private Placements; and (ii) 180,3759 shares of Common Stock issuable upon the exercise of stock options held by Mr. Kim. The securities in (ii) are not being registered for resale pursuant to this prospectus. In connection with the Private Placements, Mr. Kim was also granted stock options to purchase up to 1,494,010 shares of Common Stock at an exercise price of $10.00 per share, the exercisability of which are subject to stockholder approval of a new stock plan. The options have a term of 10 years from issuance and will vest in 20% installments based upon the achievement of certain milestones tied to the VWAP of the Common Stock, fully vesting if the VWAP on any trading day reaches $30.00.

(71) Consists of (i) 20,000 shares of Common Stock purchased by Mr. Endo in the Private Placements; and (ii) 72,150 shares of Common Stock issuable upon the exercise of stock options held by Mr. Endo. The securities in (ii) are not being registered for resale pursuant to this prospectus. Mr. Endo is the Company’s Chief Financial Officer. In connection with the Private Placements, Mr. Endo was also granted stock options to purchase up to 747,005 shares of Common Stock at an exercise price of $10.00 per share, the exercisability of which are subject to stockholder approval of a new stock plan. The options have a term of 10 years from issuance and will vest in 20% installments based upon the achievement of certain milestones tied to the VWAP of the Common Stock, fully vesting if the VWAP on any trading day reaches $30.00.

(72) Consists of (i) 20,000 shares of Common Stock purchased by Ms. Tjon in the Private Placements; and (ii) 5 shares of Common Stock issuable upon the exercise of stock options held by Ms. Tjon. The securities in (ii) are not being registered for resale pursuant to this prospectus. Ms. Tjon was a member of the Company’s Board of Directors until December 3, 2025. In connection with the Private Placements, Ms. Tjon was also granted stock options to purchase up to 10,000 shares of Common Stock at an exercise price of $10.00 per share, the exercisability of which are subject to stockholder approval of a new stock plan. The options have a term of 10 years from issuance and will vest in 20% installments based upon the achievement of certain milestones tied to the VWAP of the Common Stock, fully vesting if the VWAP on any trading day reaches $30.00.

(73) Consists of 20,000 shares of Common Stock purchased by Mr. Foster in the Private Placements. The securities in (ii) are not being registered for resale pursuant to this prospectus. Mr. Foster is a member of the Company’s Board of Directors. In connection with the Private Placements, Mr. Foster was also granted stock options to purchase up to 10,000 shares of Common Stock at an exercise price of $10.00 per share, the exercisability of which are subject to stockholder approval of a new stock plan. The options have a term of 10 years from issuance and will vest in 20% installments based upon the achievement of certain milestones tied to the VWAP of the Common Stock, fully vesting if the VWAP on any trading day reaches $30.00.

(74) Consists of (i) 10,000 shares of Common Stock purchased by Mr. Director in the Private Placements; and (ii) 298,802 shares of Common Stock issuable upon the exercise of stock options issued to Mr. Director in connection with his appointment as the Company’s Vice President of Legal. The securities in (ii) are not being registered for resale pursuant to this prospectus. The options have a term of 10 years from issuance and will vest in 20% installments based on the achievement of certain milestones tied to the VWAP of the Common Stock, fully vesting if the VWAP on any trading day reaches $30.00. Mr. Director is the Company’s Vice President of Legal and is also employed by Empery Asset Management, LP as General Counsel and Chief Compliance Officer.

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(75) Consists of 10,000 shares of Common Stock purchased by Mr. Olason in the Private Placements. Mr. Olason is a member of the Company’s Board of Directors. In connection with the Private Placements, Mr. Olason was also granted stock options to purchase up to 10,000 shares of Common Stock at an exercise price of $10.00 per share, the exercisability of which are subject to stockholder approval of a new stock plan. The options have a term of 10 years from issuance and will vest in 20% installments based upon the achievement of certain milestones tied to the VWAP of the Common Stock, fully vesting if the VWAP on any trading day reaches $30.00.

(76) Consists of: (i) 10,000 shares of Common Stock purchased by Mr. Noble in the Private Placements; and (ii) 4 shares of Common Stock issuable upon the exercise of stock options held by Mr. Noble. The securities in (ii) are not being registered for resale pursuant to this prospectus Mr. Noble is the Vice President of Strategy of the Company. In connection with the Private Placements, Mr. Noble was also granted stock options to purchase up to 149,401 shares of Common Stock at an exercise price of $10.00 per share, the exercisability of which are subject to stockholder approval of a new stock plan. The options have a term of 10 years from issuance and will vest in 20% installments based upon the achievement of certain milestones tied to the VWAP of the Common Stock, fully vesting if the VWAP on any trading day reaches $30.00.

(77) Consists of 10,000 shares of Common Stock purchased by Mr. Solgaard in the Private Placements. Mr. Solgaard is a member of the Company’s Board of Directors. In connection with the Private Placements, Mr. Solgaard was also granted stock options to purchase up to 10,000 shares of Common Stock at an exercise price of $10.00 per share, the exercisability of which are subject to stockholder approval of a new stock plan. The options have a term of 10 years from issuance and will vest in 20% installments based upon the achievement of certain milestones tied to the VWAP of the Common Stock, fully vesting if the VWAP on any trading day reaches $30.00.

(78) Consists of (i) 2,500 shares of Common Stock purchased by Mr. Silver in the Private Placements; and (ii) 597,604 shares of Common Stock issuable upon the exercise of stock options issued to Mr. Silver in connection with his appointment as the Company’s Chief Operating Officer. The securities in (ii) are not being registered for resale pursuant to this prospectus. The options have a term of 10 years from issuance and will vest in 20% installments based on the achievement of certain milestones tied to the VWAP of the Common Stock, fully vesting if the VWAP on any trading day reaches $30.00. Mr. Silver is the Company’s Chief Operating Officer and is also employed by Empery Asset Management, LP as Portfolio Manager.

(79) Consists of 25,000 shares of Common Stock issuable upon the exercise of the Consultant Warrant. warrants to purchase up to 25,000 shares of Common Stock. Mr. Blum was engaged by the Company as a consultant in connection with the Strategic Digital Assets Services Agreement. The Consultant Warrant held by Mr. Blum is subject to the Pre-Funded Warrant Beneficial Ownership Limitation.

(80) Consists of 412,000 shares of Common Stock held by 22 selling stockholders not listed above who, in the aggregate, own less than 1.0% of our outstanding shares of Common Stock as of the date of this prospectus supplement.

Relationships with the Selling Stockholders

The selling stockholders have not had any material relationships with our officers, directors, or affiliates over the past three years, except (i) for the ownership of the securities described herein, (ii) as described in this section and in the table and footnotes above, (iii) the Lock-up Agreements entered into between the Company and its officers and directors in connection with the Private Placements; and (iv) certain of the selling stockholders (and/or their affiliates) have invested in funds managed by Empery Asset Management, LP and its affiliates. Ryan Lane, the Company’s Co-Chief Executive Officer and Chairman of the Company is also a Managing Member of Empery AM GP, LLC, the general partner, and employed by, Empery Asset Management, LP. Each of Tim Silver, the Company’s Chief Operating Officer, and Brett Director, the Company’s Vice President of Legal, are also employed by Empery Asset Management, LP.

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PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares of Common Stock:

•	distributions to members, partners, stockholders or other equity holders of the selling stockholders;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus. In connection with the sale of our Common Stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction, to the extent required).

The aggregate proceeds to the selling stockholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Pre-Funded Warrants by payment of cash, however, we will receive the exercise price of the Pre-Funded Warrants.

The selling stockholders also may resell all or a portion of the shares of Common Stock owned by them in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

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The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of shares of Common Stock may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares covered by this prospectus may be underwriting discounts and commissions under the Securities Act. Selling stockholders will be subject to the prospectus delivery requirements of the Securities Act (or an exemption therefrom).

To the extent required, the shares of our Common Stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 (the “Exchange Act”) may apply to sales of shares covered by this prospectus in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares covered by this prospectus.

We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the selling stockholders shall have resold or otherwise disposed of all the shares covered by this prospectus and (ii) the date on which the shares covered by this prospectus no longer constitute Registrable Securities, such that they may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Ropes & Gray LLP, New York, NY.

EXPERTS

The financial statements of Empery Digital Inc. (f/k/a Volcon, Inc.) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website at https://www.emperydigital.com/. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Later information filed with the SEC will update and supersede this information.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025, as amended by Form 10-K/A filed with the SEC on April 29, 2025, as amended by Form 10-K/A filed with the SEC on April 30, 2025;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 (filed with the SEC on May 9, 2025), June 30, 2025 (filed with the SEC on August 12, 2025) and September 30, 2025 (filed with the SEC on November 10, 2025);

•	our definitive proxy statement on Schedule 14A filed with the SEC on May 6, 2025;

•	our Current Reports on Form 8-K filed with the SEC on February 4, 2025, February 5, 2025, February 6, 2025, February 27, 2025, March 18, 2025, April 30, 2025, May 16, 2025, May 30, 2025, June 12, 2025, July 17, 2025, July 22, 2025, July 25, 2025, July 29, 2025, July 31, 2025, August 4, 2025, August 6, 2025, August 18, 2025, August 25, 2025, September 2, 2025, September 8, 2025, September 15, 2025, September 18, 2025, September 19, 2025, September 19, 2025, September 26, 2025, October 6, 2025, October 14, 2025, October 16, 2025, October 20, 2025, October 27, 2025, November 3, 2025, November 12, 2025, November 17, 2025, November 24, 2025, December 1, 2025, December 8, 2025, February 2, 2026, February 3, 2026, February 9, 2026, February 11, 2026 and March 23, 2026;

•	the description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 1, 2021, and any other amendment or report filed for the purpose of updating such description; and

•	an updated description of our capital stock is included in this prospectus under “Description of Common Stock”.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings, at no cost, by contacting us at:

Empery Digital Inc.

Attn: Chief Financial Officer

3121 Eagles Nest Street, Suite 120

Round Rock

TX 78665

Tel: (512) 400-4271

Email: greg@emperydigital.com

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.emperydigital.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the Registrant. All such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$81,262
Legal fees and expenses	$300,000	*
Accounting fees and expenses	$21,000	*
Transfer agent fees and expenses	$5,000	*
Miscellaneous fees and expenses	$2,000	*
Total	$409,262	*

* Estimated

Item 15. Indemnification of Directors and Officers.

Pursuant to Section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent a present or former director or officer is successful in the defense of such an action, suit or proceeding referenced above, or in defense of any claim, issue or matter therein, a corporation is required by the DGCL to indemnify such person for actual and reasonable expenses incurred in connection therewith. Expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon in the case of a current officer or director, receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be so indemnified.

The DGCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its bylaws, disinterested directors’ vote, stockholders’ vote and agreement or otherwise.

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Section 102(b)(7) of the DGCL enables a corporation, in its certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the directors’ fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant’s Certificate of Incorporation provides for such limitations on liability for its directors.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above. In connection with this offering, the Registrant will obtain liability insurance for its directors and officers. Such insurance would be available to its directors and officers in accordance with its terms.

The Registrant’s bylaws requires the Registrant to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “covered person”) who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director, officer or member of a committee of the Registrant, or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with a proceeding.

In addition, under the Registrant’s bylaws, in certain circumstances, the Registrant shall pay the expenses (including attorneys’ fees) incurred by a covered person in defending a proceeding in advance of the final disposition of such proceeding; provided, however, that the Registrant shall not be required to advance any expenses to a person against whom the Registrant directly brings an action, suit or proceeding alleging that such person (1) committed an act or omission not in good faith or (2) committed an act of intentional misconduct or a knowing violation of law. Additionally, an advancement of expenses incurred by a covered person shall be made only upon delivery to the Registrant of an undertaking, by or on behalf of such covered person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal or otherwise in accordance with Delaware law that such covered person is not entitled to be indemnified for such expenses.

In addition, the Registrant has entered into indemnification agreements with its directors and executive officers that provide for additional indemnification protections.

Item 16. Exhibits.

Exhibit Number	Description
4.1	Form of Common Stock (incorporated by reference to Exhibit 4.1 of the Form S-1 file number 333-259468)
4.2	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 of Form 8-K filed on July 17, 2025)
4.3	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 of Form 8-K filed on July 17, 2025)
4.4	Form of Gemini Warrant (incorporated by reference to Exhibit 4.3 of Form 8-K filed on July 17, 2025)
4.5	Form of Consultant Warrant (incorporated by reference to Exhibit 4.4 of Form 8-K filed on July 17, 2025)
4.6	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.3 of Form 8-K filed on July 17, 2025)
5.1*	Opinion of Ropes & Gray LLP
10.1	Securities Purchase Agreement (Cash) (incorporated by reference to Exhibit 10.1 of Form 8-K filed on July 17, 2025)
10.2	BTC Securities Purchase Agreement (BTC) (incorporated by reference to Exhibit 10.2 of Form 8-K filed on July 17, 2025)
10.3	Strategic Digital Assets Services Agreement (incorporated by reference to Exhibit 10.4 of Form 8-K filed on July 17, 2025)
23.1*	Consent of MaloneBailey LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Ropes & Gray LLP (included in Exhibit 5.1)
107*	Filing Fee Table

* Filed herewith.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)             To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)               To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)             To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)             That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)             To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)             That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)            Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)             That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)             That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Round Rock, TX, on March 26, 2026.

EMPERY DIGITAL INC.

By:	/s/ Greg Endo
Greg Endo Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ John Kim	Co-Chief Executive Officer and Director	March 26, 2026
John Kim

/s/ Ryan Lane	Co-Chief Executive Officer	March 26, 2026
Ryan Lane	(Principal Executive Officer)

/s/ Greg Endo	Chief Financial Officer	March 26, 2026
Greg Endo	(Principal Financial and Accounting Officer)

*	Director	March 26, 2026
Rohan Chauhan

*	Director	March 26, 2026
Jonathan P. Foster

*	Director	March 26, 2026
Matthew Homer

*	Director	March 26, 2026
Orn Olason

*	Director	March 26 , 2026
Ian Read

*	Director	March 26, 2026
Adrian Solgaard

*By:	/s/ Greg Endo
Greg Endo Attorney-in-Fact

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